                                                                  EXHIBIT (b)(2)

                   FIRST AMENDED AND RESTATED LOAN AGREEMENT
                   -----------------------------------------

  THIS FIRST AMENDED AND RESTATED LOAN AGREEMENT is made and entered into as of the 29th day of June, 1994, by and between EASTGROUP PROPERTIES, a Maryland real estate investment trust (the "Borrower"), and DEPOSIT GUARANTY NATIONAL BANK, a
                              --------
national banking association (the "Lender").
                                   ------

                                 R E C I T A L S:
                                 - - - - - - - -

  WHEREAS, the Borrower and the Lender entered into that certain Loan Agreement, dated as of October 20, 1993 (the "Prior Loan Agreement"), pursuant to which the
                                   --------------------
Lender agreed to make a loan to the Borrower;

  WHEREAS, as of the date hereof, the outstanding principal balance under the Prior Loan Agreement is One Thousand and No/100 Dollars ($1,000.00); and

  WHEREAS, the Borrower has requested, and the Lender has agreed, to amend, modify, renew, extend, increase and restate the Prior Loan Agreement, upon the terms and conditions hereinafter set forth.


                                 A G R E E M E N T S:
                                 - - - - - - - - - -


  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------


  Section 1.01  Definitions.  As used in this Agreement, the following terms
                -----------
have the following meanings:

        "Acquisition Advances" means, collectively, Advances made by the Lender
         --------------------
     to the Borrower solely to finance the acquisition by a Property Subsidiary of an Additional Property.

        "Additional Properties" means, collectively, all of the properties now
         ---------------------
     or hereafter approved by the Lender pursuant to Section 5.02 and included in the calculation of the Borrowing Base, as such properties may be released from time to time from the liens of the Loan Documents as provided in Section 4.03.

        "Additional Property Inclusion Date" means the date on which an
         ----------------------------------
     Additional Property has been approved by the Lender pursuant to Section
     5.02 and is included in the calculation of the Borrowing Base.

        "Advance" means an advance of funds by the Lender to the Borrower
         -------
     pursuant to Article II, including, without limitation, an Acquisition Advance.

        "Advance Request Form" means a certificate, in substantially the form of
         --------------------
     Exhibit A attached hereto, properly completed and signed by the Borrower
     ---------
     requesting an Advance.

        "Affiliate" means a person (other than the Borrower) that directly or
         ---------
     indirectly, through one or more intermediaries, Controls or is Controlled By or is Under Common Control with any other Person.

        "Agreement" means this First Amended and Restated Loan Agreement, as
         ---------
     amended, supplemented or otherwise modified from time to time.

        "Annual Debt Service" means the annual payments of principal and
         -------------------
     interest for the preceding twelve (12) months required to amortize the principal indebtedness outstanding under the Note and any other loans to the Borrower and its Subsidiaries.

        "Assigned Agreements" means, collectively, the LakePointe Business Park
         -------------------
     Loan Documents and the other promissory notes, deeds of trust, mortgages, deeds to secure debt, assignments of leases and rents, UCC financing statements and other documents and instruments evidencing and/or securing loans by the Borrower to the Property Subsidiaries of the proceeds of certain Advances as required by Section 5.02(h)(ii) and collaterally assigned to the Lender pursuant to the Assignment Agreement.

        "Assigned Notes" means, collectively, the promissory notes, in
         --------------
     substantially the form of Exhibit B attached hereto, evidencing loans by the Borrower to the Property Subsidiaries of certain Advances hereunder and executed and collaterally assigned to the Lender pursuant to Section 5.02(h)(ii).

        "Assignment Agreement" means the First Amended and Restated Assignment
         --------------------
     and Security Agreement of the Borrower in favor of the Lender, in substantially the form of Exhibit C attached hereto, as the same may be
                               ---------
     amended, supplemented or otherwise modified from time to time.

        "Assignments of Leases" means, collectively, the First Amended and
         ---------------------
     Restated Assignments of Leases and Rents granted by the Borrower to the Lender, in substantially the form of Exhibit D attached hereto, as the same
                                          ---------
     may be amended, supplemented or otherwise modified from time to time, whereby the Borrower has granted to the Lender a first priority lien on and security interest in the leases and rents with respect to the LaVista Apartments, the Pin Oaks Apartments and the Sunchase Apartments.

          "Borrower" shall have the meaning given such term in the first
           --------
     paragraph of this Agreement.

        "Borrower Properties" means, collectively, all of the Properties,
         -------------------
     including Additional Properties, owned by the Borrower.

        "Borrower's Account" means Account No. 500-2187764 maintained by the
         ------------------
     Borrower with the Lender.

        "Borrowing Base" means, at any particular time, an amount equal to the
         --------------
     sum of the following: (a) sixty-five percent (65%) of the aggregate Eligible Appraised Value of the Borrower Properties, plus, with respect
                                                          ----
     each of the Subsidiary Properties, (b) the lesser of (i) sixty-five percent (65%) of the Eligible Appraised Value of the applicable Subsidiary Property or (ii) the outstanding principal balance of the Assigned Note secured by the applicable Subsidiary Property.

        "Borrowing Base Report" means a report, in substantially the form of
         ---------------------
     Exhibit E attached hereto, properly completed and certified by an
     ---------
     authorized officer of the Borrower and each of the Property Subsidiaries owning Properties referred to therein.

        "Business Day" means any day on which commercial banks are not
         ------------
     authorized or required to close in Jackson, Mississippi.

        "Capitalized Leases" means capital leases and subleases, as defined in
         ------------------
     the Financial Accounting Standards Board Statement of Financial

     Accounting Standard No. 13, dated November 1976, as amended.

        "Change of Control" means any event, circumstance or condition that
         -----------------
     results in the Borrower ceasing to own, directly or indirectly, one hundred percent (100%) of any of the Property Subsidiaries.

        "Code" means the Internal Revenue Code of 1986 and the regulations
         ----
     promulgated and rulings issued thereunder, as the same may be amended or supplemented from time to time.

        "Collateral" shall have the meaning given such term in Section 4.01.
         ----------

        "Commitment" means the obligation of the Lender to make Advances
         ----------
     hereunder in an aggregate principal amount up to but not exceeding Forty-Five Million and No/100 Dollars ($45,000,000.00), as such obligation may be reduced pursuant to Section 2.09.

        "Consolidated Debt" means, with respect to the Borrower, the General
         -----------------
     Partners and their Subsidiaries (which entities, together with the Borrower and the General Partners shall collectively or individually be referred to as an "Entity"):
            ------


             (a) All indebtedness for borrowed money which such Entity has directly or indirectly created, incurred or assumed; and

             (b) All indebtedness, whether or not for borrowed money, secured by any Lien on any property or asset owned or held by such Entity subject thereto, whether or not the indebtedness secured thereby shall have been assumed by such Entity; and

             (c) Any indebtedness, whether or not for borrowed money, with respect to which such Entity has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services or business acquired by such Entity, whether by purchase, consolidation, merger or otherwise other than any trade payable in the ordinary course of business that is a current liability under GAAP; and

             (d)  Any indebtedness of the character referred to in clauses (a),
        (b) or (c) of this definition, deemed to be extinguished under GAAP, but for which such Entity remains legally liable; and

             (e) Any indebtedness of any Entity of the character referred to in clauses (a), (b), (c) or (d) of this definition with respect to which the Entity has become liable by way of a guaranty;

     all as determined in accordance with GAAP; provided, however, that
                                                --------  -------
     Consolidated Debt shall not include endorsement of negotiable instruments for collection in the ordinary course of business nor any portion of a receivable financing that is not shown on the balance sheet as a liability pursuant to GAAP.



        "Control" or "Controlled By" or "Under Common Control", as used with
         -------      -------------      --------------------
     respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person (whether through ownership of voting securities, by contract or otherwise).

        "Corporate Property Subsidiaries" means, collectively, the LakePointe
         -------------------------------
     Business Park Subsidiary and the Property Subsidiaries which are corporations.

        "Debt" means, collectively: (a) all obligations of the Borrower and its
         ----
     Subsidiaries for borrowed money, (b) all obligations of the Borrower and its Subsidiaries evidenced by bonds, notes, debentures or other similar instruments, (c) all obligations of the Borrower and its Subsidiaries to pay the deferred purchase price of property or services, except trade accounts payable by the Borrower arising in the ordinary course of business, (d) all obligations of the Borrower and its Subsidiaries under any Capitalized Leases, (e) all obligations of the Borrower and its Subsidiaries under guaranties, endorsements (other than for collection or deposit in the ordinary course of business), assumptions or other contingent obligations, in respect of, or to purchase or otherwise acquire, any obligation or indebtedness of the Borrower or any of its Subsidiaries, or any other obligation, contingent or otherwise, (f) all obligations secured by a Lien existing on property owned by the Borrower or any of its Subsidiaries, whether or not the obligations secured thereby have been assumed by the Borrower or any of its Subsidiaries or are non-recourse to the credit of the Borrower or any of its Subsidiaries, (g) all reimbursement obligations of the Borrower or any of its Subsidiaries (whether contingent or otherwise) in response of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, and
     (h) all liabilities of the Borrower or any of its Subsidiaries in respect of unfunded vested benefits under any Plan.

        "Debt Coverage Ratio" means the ratio of (a) the sum of (i) Net Before
         -------------------
     Tax Income (excluding any net capital gain) of the Borrower and its Subsidiaries for the preceding twelve (12) months plus (ii) interest expense for such period, plus (iii) Depreciation and amortization expense for such period to (b) Annual Debt Service.

        "Debt to Net Worth Ratio" means the ratio of Consolidated Debt to Net
         -----------------------
     Worth.

        "Deed to Secure Debt" means the First Amended and Restated Deed to
         -------------------
     Secure Debt and Security Agreement granted by the Borrower to the Lender, in substantially the form of Exhibit F attached hereto, as the same may be
                                  ---------
     amended, supplemented or otherwise modified from time to time, whereby the Borrower has granted to the Lender a first priority lien on and security interest in the LaVista Apartments.

        "Deeds of Trust" means, collectively, the First Amended and Restated
         --------------
     Deeds of Trust and Security Agreements executed by the Borrower to Robert
     G. Barnett, as trustee for the benefit of the Lender, in substantially the form of Exhibit G attached hereto, as the same may be amended, supplemented
             ---------
     or otherwise modified from time to time, whereby the Borrower has granted to the Lender a first priority lien on and security interest in the Pin Oaks Apartments and the Sunchase Apartments.

        "Default" means any condition or event which, after notice or lapse of
         -------
     time or both, would constitute an Event of Default.

        "Default Rate" means the sum of the Interest Rate plus three (3)
         ------------                                     ----
     percentage points.

        "Deferred Costs" means deferred costs, as determined in accordance with
         --------------
     GAAP, and shall include other items generally defined under GAAP and designated as goodwill, intangibles, franchises, deferred development costs (excluding Depreciation and amortization, but including deferred loan expense, included therein) and deferred charges.

        "Depreciation" means depreciation and amortization expenses and other
         ------------
     non-cash charges (excluding from this calculation any change in deferred taxes, but including any amortization of Deferred Costs) as determined in accordance with GAAP.

        "Dollars" and "$" mean lawful money of the United States of America.

        "Eligible Appraised Value" means, with respect to each Property, the
         ------------------------
     market value of such Property as determined in an appraisal prepared by an independent certified appraiser satisfactory to the Lender, which appraisal shall be (a) in conformance with all applicable regulations promulgated pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989, (b) in form and content acceptable to the Lender and (c) dated no more than ninety (90) days prior to the date hereof with respect to Existing Properties and no more than ninety (90) days prior to the Additional Property Inclusion Date with respect to Additional Properties, as such market value may be adjusted from time to time by the appraisals delivered to the Lender pursuant to Section 7.17.

        "Environmental Laws" means any and all Federal, state and local laws,
         ------------------
     regulations and requirements pertaining to health, safety or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et
                                                                          --
     seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S) 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et
          ------                                                             --
     seq., the Clean Air Act, 42 U.S.C. (S) 7401 et seq., the Clean Water Act,
     ---                                         ------
     33 U.S.C. (S) 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. (S)
                        ------
     2601 et seq., and all similar laws, regulations and requirements of any
          ------
     governmental authority or agency having jurisdiction over the Borrower or any of its Subsidiaries or any of their properties or assets, as such laws, regulations and requirements may be amended or supplemented from time to time.

        "ERISA" means the Employee Retirement Income Security Act of 1974 and
         -----
     the regulations and published interpretations thereunder, as the same may be amended or supplemented from time to time.

        "ERISA Affiliate" means any corporation or trade or business which is a
         ---------------
     member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

        "Event of Default" shall have the meaning given such term in Section
         ----------------
     9.01.

        "Existing Properties" means, collectively, the LaVista Apartments, the
         -------------------
     Pin Oaks Apartments, the Sunchase Apartments and the LakePointe Business Park, as such properties may be released from time to time from the liens of the Loan Documents pursuant to
     Section 4.03.

        "GAAP" means generally accepted accounting principles, applied on a
         ----
     consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

        "General Partners" means, in the event that any of the Property
         ----------------
     Subsidiaries are limited partnerships, the general partners of such Property Subsidiaries.

        "Hazardous Substance" means any substance, product, waste, pollutant,
         -------------------
     material, chemical, contaminant, constituent or other material which is or becomes listed, regulated or addressed under any Environmental Law, including, without limitation, asbestos, petroleum and polychlorinated biphenyls.

        "Interest Rate" means at any time, the Prime Rate, plus one-eighth
         -------------
     (1/8th) percentage point.

        "LakePointe Business Park" means the real property and all improvements
         ------------------------
     situated thereon located in Duval County, Florida and known as the "LakePointe Business Park", together with all of the other property (real and personal) described in the mortgage and security agreement granted to the Borrower by the LakePointe Business Park Subsidiary and assigned to the Lender pursuant to the Assignment Agreement.

        "LakePointe Business Park Loan Documents" means, collectively, the
         ---------------------------------------
     Promissory Note, the Mortgage and Security Agreement and the Assignment of Leases and Rents executed by the LakePointe Business Park Subsidiary and evidencing and/or securing a loan from the Borrower to the LakePointe Business Park Subsidiary and collaterally assigned to the Lender pursuant to the Assignment Agreement, as amended, modified, supplemented and assigned from time to time.

        "LakePointe Business Park Subsidiary" means EastGroup Jacksonville,
         -----------------------------------
     Inc., a Florida corporation.

        "LaVista Apartments" means the real property and all improvements
         ------------------
     situated thereon located in DeKalb County, Georgia and known as the "LaVista Apartments", together with all of the other property (real and personal) described in the Deed to Secure Debt.

          "Lender" shall have the meaning given such term in the first paragraph of this Agreement.

        "Lien" means any lien, judgment, mortgage, deed of trust, deed to secure
         ----
     debt, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law or otherwise.

   "Loan Documents" means, collectively, this Agreement, the Deeds of Trust, the
    --------------
Deed to Secure Debt, the Note, the Assignment Agreement, the Assigned Agreements, the Assignments of Leases, the Partnership Assignments, the Stock Pledge Agreement, the documents executed and delivered by the Borrower pursuant to Section 5.02 and all other promissory notes, security agreements, deeds of trust, mortgages, assignments, guaranties and other instruments, documents and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents and agreements may be amended, renewed, extended, supplemented, released or otherwise modified from time to time.

   "Material Adverse Effect" means, collectively, any event or condition,
    -----------------------
which, in the aggregate with other such events or conditions or individually, in all cases in the reasonable judgment of the Lender, has or could have a material adverse effect on (a) (i) any of the Properties, or (ii) on the other Collateral taken as a whole, (b) the business, assets, operations, financial condition or results of operation of (i) any of the Property Subsidiaries, or (ii) the Borrower and its Subsidiaries on a consolidated basis, or (c) the ability of the Borrower, any of the Property Subsidiaries, any of the General Partners or any other Obligated Party to pay and perform its respective obligations under the Loan Documents to which it is a party.

   "Monthly Payment Date" means the fifth day of each calendar month.
    --------------------

   "Multiemployer Plan" means a multiemployer plan defined as such in Section
    ------------------
3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

   "Net Before Tax Income" means net profit before taxes of the Borrower and its
    ---------------------
Subsidiaries on a consolidated basis as determined in accordance with GAAP.

   "Net Worth" means, at any particular time, all amounts which, in conformity
    ---------
with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries.

   "Note" means the first amended and restated promissory note of the Borrower,
    ----
in substantially the form of Exhibit H attached hereto, and all extensions,
                             ---------
renewals, replacements and other modifications thereof.

   "Obligated Party" means any other Person who is or becomes party to any
    ---------------
agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

   "Obligations" means all obligations, indebtedness and liabilities of each of
    -----------
the Borrower, the General Partners and the Property Subsidiaries to the Lender, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, the obligations, indebtedness and liabilities of each of the Borrower, and the Property Subsidiaries under this Agreement, the Assigned Agreements, the LakePointe Business Park Loan Documents and the other Loan Documents, and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

   "Operating Leases" means operating leases, as defined in the Financial
    ----------------
Accounting Standards Board Statement of Financial Accounting Standards No. 13, dated November 1976, as amended.

   "Participant" means any Person that now or hereafter participates by contract
    -----------
directly or indirectly in the rights and/or obligations of the Lender under this Agreement, the Commitment or any Advances.

   "Partnership Assignments" means, collectively, the Assignment of Partnership
    -----------------------
Interests and Security Agreements hereafter granted by the Borrower and the General Partners to the Lender, in substantially the form of Exhibit I attached
                                                             ---------
hereto, as the same may be amended, supplemented and otherwise modified from time to time, whereby the Borrower and the General Partners grant to the Lender a first priority lien on and security interest in all of the limited and general partnership interests in the Property Subsidiaries which are limited partnerships.

   "PBGC" means the Pension Benefit Guaranty Corporation or any entity
    ----
succeeding to all or any of its functions under ERISA.

   "Person" means any individual, corporation, business, trust, association,
    ------
company, partnership, joint venture, governmental authority or other entity.

   "Pin Oaks Apartments" means the real property and all improvements situated
    -------------------
thereon located in Harris County, Texas and known as the "Pin Oaks Apartments", together with all of the other property (real and personal) described in the applicable Deed of Trust.

   "Plan" means any employee benefit or other plan established or maintained by
    ----
the Borrower or any ERISA Affiliate.

   "Prime Rate" means the annual rate of interest announced by the Lender from
    ----------
time to time as its "Prime Rate." The Prime Rate is determined as a means of pricing the Lender customers and is not directly fixed to any external rate of interest or index, nor is it necessarily the lowest rate of interest charged by the Lender at any given time for any particular class of customers or credit extensions. The Prime Rate in effect as of the close of business of each Business Day shall be the applicable rate for that day, and for any succeeding non-business day or days of the Lender. If the Prime Rate is discontinued as a standard or becomes unascertainable, the Lender shall designate as a substitute a comparable reference rate.

   "Prohibited Transaction" means any transaction set forth in Section 406 of
    ----------------------
ERISA or Section 4975 of the Code.

   "Properties" means, collectively, all of the properties now or hereafter
    ----------
pledged to the Lender to secure the Obligations and included in the calculation of the Borrowing Base, including, without limitation, the Existing Properties and the Additional Properties, as such properties may be released from time to time from the liens of the Loan Documents pursuant to Section 4.03.

   "Property Subsidiary" means a Subsidiary of the Borrower, one hundred
    -------------------
percent (100%) of which is owned directly or indirectly by the Borrower, formed for the sole purpose of owning a Subsidiary Property, including, without limitation, the Corporate Property Subsidiaries.

   "Reportable Event" means any of the events set forth in Section 4043 of
    ----------------
ERISA.

   "RICO" means the Racketeer Influenced and Corrupt Organization Act of 1970,
    ----
as amended from time to time.

   "Solvent" means, as to any Person, that such Person has capital sufficient to
    -------
carry on its business and transactions and all business and transactions to which it is about to engage, is able to pay its debts as they mature, and owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts (including contingencies).

   "Stock Pledge Agreement" means the First Amended and Restated Stock Pledge
    ----------------------
Agreement between the Borrower and the Lender, in substantially the form of Exhibit J attached hereto, as the same may be amended, supplemented and
---------
otherwise modified from time to time, whereby the Borrower grants to the Lender a first priority lien on and security interest in all of the capital stock of each of the Corporate Property Subsidiaries.

   "Subsidiary" means, collectively, (a) any corporation at least a majority of
    ----------
whose securities having ordinary voting power for the election of directors (other than securities for such power only by reason of a happening of a contingency) are at the time owned, directly or indirectly, by the Borrower or by any one of its Subsidiaries, and (b) any limited or general partnership at least a majority of whose limited and/or general partnership interests are at the time owned, directly or indirectly, by the Borrower or by any of its Subsidiaries, including, without limitation, the LakePointe Business Park Subsidiary and the Property Subsidiaries.

   "Subsidiary Properties" means, collectively, the LakePointe Business Park and
    ---------------------
each of the Properties owned or acquired by a Property Subsidiary.

   "Sunchase Apartments" means the real property and all improvements situated
    -------------------
thereon located in Nueces County, Texas and known as the "Sunchase Apartments", together with all of the other property (real and personal) described in the applicable Deed of Trust.

   "Tangible Net Worth" means, for the Borrower and its Subsidiaries on a
    ------------------
consolidated basis, determined in accordance with GAAP, the sum of the following:

        (a)  The issued amount of share capital of all classes of stock, plus
                                                                         ----

        (b) The amount of surplus whether capital or earned (or, in the case of a deficit, minus the amount of such deficit), minus
                                                           -----

        (c)  The unamortized sum of the following (without
          duplication of deductions in respect of any item already deducted in arriving at surplus and retained earnings): (i) treasury stock, plus
                                                                           ----
          (ii) discounts and expenses, plus (iii) goodwill, plus (iv)
                                       ----                 ----
          trademarks, plus (v) trade names, plus (vi) patents, plus (vii)
                      ----                  ----               ----
          Deferred Costs, plus (viii) other intangible assets, plus (ix) any
                          ----                                 ----
          write-up of the value of any assets after December 31, 1993.

          "Termination Date" means April 30, 1997, or such earlier date on which
           ----------------
     the Commitment terminates as provided in this Agreement.

          "UCC" means the Uniform Commercial Code, as the same may, from time to
           ---
     time, be in effect in the State of Mississippi; provided, however, in the
                                                     --------  -------
     event that, by reason of mandatory provisions of law, any or all of the creation, perfection, priority or enforcement of the Lender's security interest in any of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Mississippi, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions relating to such creation, attachments, perfection, priority or enforcement and for purposes of definitions related to such provisions.


     Section 1.02  Other Definitional Provisions.  All definitions contained in
                   -----------------------------
this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, consistently applied. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.



                                  ARTICLE II

                                   Advances
                                   --------

     Section 2.01 Advances. Subject to the terms and conditions of this
                  --------
Agreement, the Lender agrees to make one or more Advances to the Borrower from time to time from the date hereof to and excluding the Termination Date in an aggregate amount at any time outstanding not to exceed the lesser of (a) the Borrowing Base or (b) the Commitment; provided, however, that in the event that
                                      --------  -------
the Borrower fails to repay the Advances to an amount equal to One Thousand and No/100 Dollars ($1,000.00) on or before May 31, 1996, as provided in Section 2.06, then from and after June 1, 1996, the Borrower shall have no right to request, and the Lender shall have no obligation to make, any further Advances hereunder. Subject to the foregoing limitations and the other terms and provisions of this Agreement, the Borrower may borrow, repay and reborrow hereunder; provided, however, in no event shall the Borrower at any time reduce
           --------  -------
and repay the aggregate outstanding principal balance of all Advances hereunder to an amount less than One Thousand and No/100 Dollars ($1,000.00).


     Section 2.02  The Note. The obligation of the Borrower to repay the
                   --------
Advances and interest thereon shall be evidenced by, and payable in accordance with the terms of, the Note executed by the Borrower, dated the date hereof, and in the principal amount of the Commitment.

     Section 2.03  Interest. Subject to Section 2.05, the unpaid principal
                   --------
amount of the Advances shall bear interest from day to day prior to the

Termination Date at a varying rate per annum equal to the Interest Rate, each such change in the rate of interest charged on the Advances to become effective, without notice to the Borrower, on the effective date of each change in the Interest Rate. Interest shall be calculated on the basis of actual days elapsed and a 360-day year. Accrued and unpaid interest on the Advances shall be due and payable to the Lender on each Monthly Payment Date and on the Termination Date.

  Section 2.04  Principal, Etc.  The Borrower shall pay to the Lender the unpaid
                --------------
principal amount of all Advances, together with all accrued and unpaid interest on the Advances and all other sums due and payable hereunder or under any of the other Loan Documents, on the Termination Date. In the event that the Borrower fails to repay the Advances to an amount equal to One Thousand and No/100 Dollars ($1,000.00) on or before May 31, 1996, as provided in Section 2.06, then the Borrower shall pay to the Lender on December 1, 1996, a principal payment in an amount sufficient to reduce the aggregate outstanding principal balance of all of the Advances on December 1, 1996, to an amount not greater than Thirty Million and No/100 Dollars ($30,000,000.00), together with all accrued and unpaid interest on the principal so paid.

  Section 2.05  Default Rate.  From and after the occurrence of an Event of
                ------------
Default, overdue payments of principal under the Note and (to the extent permitted by law) interest and other amounts due thereunder, hereunder or under any of the other Loan Documents shall bear interest, from the date the same became due and payable and in lieu of the Interest Rate, at the Default Rate, which interest shall continue to accrue until the obligations of the Borrower in respect to the payment thereof shall have been discharged (whether before or after judgment). Notwithstanding anything to the contrary contained in this Section, in no event shall the rate of interest accruing from and after the occurrence of an Event of Default exceed the maximum amount allowed by applicable law.

  Section 2.06  Repayment of Principal by May 31, 1996.  Notwithstanding
                --------------------------------------
anything to the contrary contained herein, in the event that the Borrower has not repaid and reduced the aggregate outstanding principal balance of all Advances to an amount equal to One Thousand and No/100 Dollars ($1,000.00) on any one day from and after an initial Advance under Section 5.01 hereof and on or before May 31, 1996, then from and after June 1, 1996, and through and until the Termination Date, the Borrower shall have no right to request, and the Lender shall have no obligation to make, any further Advances hereunder.


  Section 2.07  Requests for Advances.
                ---------------------

        (a) The Borrower shall give the Lender notice by means of an Advance Request Form of each requested Advance for the Borrower by not later than 11:00 a..m. (Jackson, Mississippi time) on the third Business Day preceding the requested dated of the Advance, specifying: (i) the requested date of such Advance (which shall be a Business Day) and (ii) the amount of such Advance.

        (b) The Lender at its option may accept telephonic requests for Advances, provided that such acceptance shall not constitute a waiver of the Lender's right to require delivery of an Advance Request Form in connection with subsequent Advances. Any telephonic request for an Advance by the Borrower shall be promptly confirmed by submission of a properly completed Advance Request Form to the Lender.

        (c) All requests by the Borrower for an Advance under this Section shall be irrevocable and any notice under this Section which is received by the Lender after 11:00 a.m. (Jackson, Mississippi time) shall be deemed to have been received on the next Business Day.

        (d) Each Acquisition Advance shall be in an amount not greater than the lesser of (i) the sum of (A) the purchase price paid by the Property Subsidiary for such Additional Property, (B) all deposits made by the Borrower and the Property Subsidiary with respect to such Additional Property and not refunded, and (C) all other reasonable and legitimate closing costs actually incurred by the Borrower or the Property Subsidiary in connection with the closing of the acquisition of such Additional Property, all of which shall be approved by the Lender, which approval shall not be unreasonably withheld; or (ii) the market value of such Additional Property as provided in the appraisal delivered to the Lender pursuant to Section 5.02(n).

        (e) If the proceeds of the Advance will be used by the Borrower to acquire a property not requested to be included in the Borrowing Base, such Advance shall be in an amount not greater than the lesser of (i) the sum of
     (A) the purchase price paid by the Borrower or its wholly-owned Subsidiary for such other property, (B) all deposits made by the Borrower or its wholly-owned Subsidiary with respect to such Property and not refunded, and
     (C) all other reasonable and legitimate closing costs actually incurred by the Borrower or its wholly-owned Subsidiary in connection with the closing of the acquisition of such other property, all of which shall be approved by the Lender, which approval shall not be unreasonably withheld; or (ii) the market value of such other property as provided in the most recent appraisal of such property prepared by an independent certified appraiser and approved by the Lender, which approval shall not be unreasonably withheld.

        (f) Notwithstanding anything to the contrary contained herein, the Lender shall have no obligation to make, and the Borrower shall have no right to request, more than one Advance with respect to each of the Additional Properties.


     Section 2.08  Advances by the Lender.  On the date the requested Advance is
                   ----------------------
to be made as determined pursuant to Section 2.07, the Lender shall make available to the Borrower by transfer to the Borrower's Account at the beginning of such Business Day or to such other account as the Borrower shall designate in the related Advance Request Form, in immediately available funds, the proceeds of the Advance being made.

     Section 2.09  Reduction of the Commitment.  In the event that the Borrower
                   ---------------------------
fails to repay the Advances to an amount equal to One Thousand and No/100 Dollars ($1,000.00) on or before May 31, 1996, as provided in Section 2.06, the Commitment shall be reduced on June 1, 1996, to an amount equal to the aggregate outstanding principal balance of all Advances hereunder on June 1, 1996, and, from and after such date through and including the Termination Date, the Lender shall have no obligation to make Advances hereunder in an aggregate principal amount in excess of such reduced Commitment.




                                  ARTICLE III

                               Fees and Payments
                               -----------------

     Section 3.01  Facility Fee.  Commencing on the date hereof and continuing
                   ------------
on the first Business Day of each June thereafter through and including the Termination Date, the Borrower shall pay to the Lender, in advance, a facility fee equal to three-eighths percent (3/8%) of the total Commitment in effect as of such date.

  Section 3.02  Method and Application of Payment.  All payments of principal,
                ---------------------------------
interest, fees and other amounts to be made by the Borrower under this Agreement, the Note and the other Loan Documents shall be made to the Lender in immediately available funds, without set-off, deduction or counterclaim, not later than 1:00 p.m. (Jackson, Mississippi time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

  Section 3.03  Application of Payments.  Unless and until an Event of Default
                -----------------------
shall have occurred and be continuing (in which event such payments shall be applied by the Lender as the Lender in the Lender's sole discretion shall determine), all payments received in respect of the Advances shall be applied first to the payment of all amounts (except principal and interest) at the time due and unpaid hereunder or under any of the other Loan Documents, then to interest hereon or thereon accrued to the date of payment, and finally to the unpaid principal hereunder or thereunder.

  Section 3.04  Voluntary Prepayment.  The Borrower may prepay, without premium
                --------------------
or penalty, all or any portion of the outstanding principal amount of the Advances upon at least five (5) Business Days' prior written notice by the Borrower to the Lender stating the proposed date and the principal amount of such proposed prepayment.

  Section 3.05  Mandatory Prepayments.  (a) If at any time the outstanding
                ---------------------
principal balance of the Advances to the Borrower exceeds the Borrowing Base, the Borrower shall promptly prepay to the Lender the amount of the excess plus accrued and unpaid interest on the amount so prepaid. (b) If at any time, the Debt Coverage Ratio calculated for the preceding twelve (12) months is less than
1.5 to 1, the Borrower shall promptly prepay to the Lender a portion of the outstanding Advances, plus accrued and unpaid interest on the amount so prepaid, sufficient to achieve a Debt Coverage Ratio not less than 1.5 to 1.

  Section 3.06  Payments Without Deduction.  The Borrower shall pay principal,
                --------------------------
interest and other amounts under, and in accordance with the terms of, the Note, free and clear of and without deduction for any and all present and future taxes, levies, imposts, deductions, charges, withholdings, and all liabilities with respect thereto, excluding income and franchise taxes of the United States of America or any political subdivision thereof on or measured by the net income of the Lender.

  Section 3.07  Payment of Taxes, Etc.  The Borrower agrees to pay any present
                ---------------------
or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any State or political subdivision thereof or any applicable foreign jurisdiction that arise from any payment made by the Borrower hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents and to deliver to the Lender evidence of such payment to the relevant governmental authority.

  Section 3.08  Payments on Non-Business Days.  If any payment under the Note,
                -----------------------------
this Agreement or any of the other Loan Documents becomes due and payable on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and such extension of time in each case shall be included in the computation of interest.


                                  ARTICLE IV

                                   Security
                                   --------

  Section 4.01 Collateral. To secure full and complete payment and performance of the Obligations, the Borrower shall execute and deliver, or cause to be executed and delivered, the documents described below covering the real and personal property and collateral described in this Section 4.01 (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, as released from time to time from the liens of the Loan Documents, pursuant to Section 4.03, is sometimes herein called the "Collateral"):
 ----------



        (a) The Borrower shall grant to the Lender a first priority lien on and security interest in the LaVista Apartments, the Pin Oaks Apartments and the Sunchase Apartments, and the leases and rents with respect thereto, pursuant to the Deeds of Trust, the Deed to Secure Debt and the Assignments of Leases.

        (b) The Borrower shall grant to the Lender a first priority lien on and security interest in all of the Additional Properties owned by the Borrower, and the leases and rents with respect thereto as provided in Section 5.02(h)(i).

        (c) The Borrower shall grant to the Lender a first priority lien on and security interest in all of the stock of each of the Corporate Property Subsidiaries pursuant to the Stock Pledge Agreement and as provided in
   Section 5.02(i).

        (d) The Borrower shall grant to the Lender a first priority lien on and security interest in the LakePointe Business Park Loan Documents and the other Assigned Agreements pursuant to the Assignment Agreements and as provided in Section 5.02(h)(ii).

        (e) The Borrower, the General Partners and any other Person having an interest in a Property Subsidiary which is a partnership shall grant to the Lender a first priority lien on and security interest in all of the partnership interests of each such Property Subsidiary which is a partnership pursuant to the Partnership Assignments and as provided in Section 5.02(i).

        (f) The Property Subsidiaries shall grant to the Borrower a first priority lien on and security interest in the LakePointe Business Park and the Additional Properties, all of which liens and security interests shall be collaterally assigned to the Lender pursuant to the Assignment Agreement and as provided in Section 5.02(h)(ii).

        (g) The Borrower shall execute and cause to be executed by the Property Subsidiaries, or otherwise such further documents and instruments, including, without limitation, UCC financing statements, as the Lender, in its sole discretion, deems necessary or desirable to evidence and perfect the Lender's liens and security interests in the Collateral.

  Section 4.02  Set-off.
                -------

        (a) As further security for the Obligations, the Borrower hereby grants to the Lender as security for the Obligations a security interest in and lien on all monies, securities, instruments and other property of the Borrower and each of the Property Subsidiaries, and the proceeds thereof, now or hereafter held or received by or in transit to the Lender from or for the Borrower or any of the Property Subsidiaries, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special, time or demand, provisional or final) and other accounts of the Borrower and any of the Property Subsidiaries now or hereafter on deposit with or held by the Lender and all other sums at any time credited by or owing from the Lender to the Borrower or any of the Property Subsidiaries. Upon the occurrence and during the continuation of an Event of Default, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower or any of the Property Subsidiaries, to set off, appropriate and apply any or all items hereinabove referred to against the Obligations and all other sums due and owing by the Borrower or any of the Property Subsidiaries to the Lender, whether now existing or hereafter arising, in such manner as the Lender may determine. The rights and remedies of the Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

  Section 4.03  Partial Release of Collateral.  Notwithstanding any thing to the
                -----------------------------
contrary contained herein, the Lender shall release one or more of the Properties from the liens of the applicable Loan Documents upon the occurrence of all of the following:

        (a)  The Borrower shall pay to the Lender in cash an amount equal to,
   (i) in the event the Property is a Subsidiary Property, the lesser of (x) the outstanding principal balance of the Assigned Note secured by such Subsidiary Property or (y) sixty-five percent (65%) of the Eligible Appraised Value of the Subsidiary Property included in the most recent Borrowing Certificate furnished to the Lender, or (ii) in the event that the Property is a Borrower Property, sixty-five percent (65%) of the Eligible Appraised Value of the Borrower Property included in the most recent Borrowing Base Certificate furnished to the Lender;

        (b) From and after the payment of the release price referred to in paragraph (a) and the release of the applicable Property and exclusion thereof from the Borrowing Base, the outstanding principal balance of all Advances hereunder shall not exceed the lesser of (i) the Commitment or (ii) the Borrowing Base;

          (c) No Default or Event of Default shall have occurred and be continuing hereunder;

        (d) The Borrower shall have prepared and delivered to the Lender all applicable release documents and such documents shall have been approved by the Lender, which approval shall not be unreasonably withheld;

        (e) The Borrower shall have paid all costs and expenses, including reasonable attorneys fees, incurred by the Lender in connection with such release;

        (f) The Borrower shall have provided to the Lender ten (10) days prior written notice of the requested date of the release; and

          (g) The Borrower shall have executed and delivered to the Lender all other documents and instruments deemed reasonably necessary by the Lender in connection with such release, including, without limitation, an updated Borrowing Base Certificate.

     Section 4.04  Release of Collateral. Upon payment in full of all of the
                   ---------------------
indebtedness, and satisfaction of all of the liabilities and obligations, of the Borrower, each of the Property Subsidiaries and each of the General Partners under the Note, this Agreement and the other Loan Documents, the Lender shall execute and deliver to the Borrower all documents and instruments reasonably necessary to release and discharge the Lender's liens on and security interests in the Collateral created by the Loan Documents.

                                   ARTICLE V

                             Conditions Precedent
                             --------------------

     Section 5.01  Initial Advance. The obligation of the Lender to make the
                   ---------------
initial Advance under this Agreement (as amended and restated herein) is subject to the satisfaction of all of the following conditions on or before the date of such Advance:

          (a) Resolutions. The Lender shall have received resolutions of the
              -----------
Board of Trustees of the Borrower certified by the Borrower's Secretary or an Assistant Secretary which authorize the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or is to be a party.

          (b) Incumbency Certificate. The Lender shall have received a
              ----------------------
     certificate of incumbency certified by the Secretary or an Assistant Secretary of the Borrower certifying the names of the officers of the Borrower authorized to sign this Agreement and each of the other Loan Documents to which the Borrower is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers.

          (c) Trust Agreement. The Lender shall have received a copy of the
              ---------------
     trust agreement of the Borrower certified by the Secretary of State of the state of organization of the Borrower and dated within ten (10) days prior to the date of the initial Advance.

          (d) Governmental Certificates. The Lender shall have received a
              -------------------------
     certificate of the appropriate government official of the state of organization of the Borrower as to the existence and good standing of the Borrower, dated within ten (10) days prior to the date of the initial Advance, and certificates of the appropriate government officials of the State of Mississippi as to the qualification of the Borrower to do business in such states.

          (e) Note. The Borrower shall have properly executed and delivered the
              ----
     Note to the Lender.

          (f) Deeds of Trust. The Borrower shall have properly executed and
              --------------
     delivered the Deeds of Trust to the Lender.

          (g) Deed to Secure Debt. The Borrower shall have properly executed and
              -------------------
     delivered the Deed to Secure Debt to the Lender.

          (h) Assignment of Leases. The Borrower shall have properly executed
              --------------------
     and delivered the Assignments of Leases to the Lender.

          (i) Stock Pledge Agreement. The Borrower shall have properly executed
              ----------------------
     and delivered the Stock Pledge Agreement to the Lender, together with the original stock certificates referred to therein from time to time and stock transfer powers executed in blank with respect to such stock certificates.

          (j) Assignment Agreement. The Borrower shall have properly executed
              --------------------
     and delivered the Assignment Agreement to the Lender, together with the originals of the Assigned Agreements referred to therein from time to time, endorsed and assigned as required by the Assignment Agreement.

          (k) Financing Statements. The Lender shall have received Uniform
              --------------------
     Commercial Code financing statements properly executed by the Borrower; Uniform Commercial Code terminations or assignments or subordinations relating to any Uniform Commercial Code financing statements on file against the Borrower and covering any of the Collateral; and all Collateral, the possession of which is necessary to perfect the security interest of the Lender therein.

          (l) Amendments to LakePointe Business Park Loan Documents, Etc. The
              -----------------------------------------------------------
     Borrower and the LakePointe Business Park Subsidiary shall have properly executed and delivered to the Lender all amendments to the LakePointe Business Park Loan Documents reasonably deemed necessary by the Lender and the Lender shall have received all other documents and instruments in connection therewith required by the Lender, including, without limitation, an endorsement to the title insurance policy and applicable corporate documents.

          (m) Title Insurance Commitments. The Lender shall have received from
              ---------------------------
     the Borrower mortgagee title insurance commitments with respect to the real properties described in the Deeds of Trust, the Deed to Secure Debt and the LakePointe Business Park Loan Documents, which commitments shall be issued by a title insurance company acceptable to the Lender and shall bear coverage amounts and be in form and substance satisfactory to the Lender. Such mortgagee title insurance commitments shall be sufficient to establish, to the reasonable satisfaction of the Lender, the Lender's perfected first priority lien on and security interest in the real property Collateral and the leases and rents relating to the Existing Properties subject only to Liens permitted by the Lender. The effective date of the mortgagee title insurance commitments shall be updated to the date and time of the initial Advance and such commitments shall be endorsed, marked-up or issued in the form of a final title insurance policy on the date of the initial Advance to the satisfaction of the Lender and the Lender shall have received evidence reasonably satisfactory to the Lender that all premiums for such final title insurance policies have been paid in full.

          (n) UCC Searches. The Lender shall have received the results of
              ------------
     Uniform Commercial Code searches showing all financing statements and other documentation or instruments on file against the Borrower and any of the Property Subsidiaries in the jurisdictions listed on Schedule 1, such
                                                          ----------
     searches to be as of a date no more than thirty (30) days prior to the date of the initial Advance. Such searches shall be sufficient to establish, to the reasonable satisfaction of the Lender, the Lender's perfected first priority lien on and security interest in the personal property Collateral relating to the Existing Properties.

          (o) Surveys. The Lender shall have received from the Borrower surveys
              -------
     of the real property Collateral described in the Deeds of Trust, the Deed to Secure Debt and the LakePointe Business Park Loan Documents indicating the improvements thereon, which surveys shall have been prepared by surveyors and be in a form acceptable to the Lender and the title insurance company issuing the title insurance policies.

          (p) Environmental Reports. The Lender shall have received level I
              ---------------------
     environmental assessments relating to the environmental condition of, and the status of compliance with Environmental Laws with respect to, the Collateral relating to the Existing Properties, which such assessments shall be addressed to the Lender, shall be in form and content acceptable to the Lender, and shall have been prepared by an environmental engineer or engineers approved by the Lender.

          (q) Appraisals. The Lender shall have received appraisals of the
              ----------
     Existing Properties from independent certified appraisers satisfactory to the Lender, reflecting a loan appraised value not less than $23,850,000.00, in the aggregate, which appraisals shall be in conformance with any applicable regulation promulgated pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

          (r) Evidence of Zoning, Etc. The Lender shall have received evidence
              -----------------------
     reasonably satisfactory to the Lender that the Existing Properties are in compliance with all material laws, rules, regulations and ordinances, including, without limitation, all material zoning laws and ordinances.

          (s) Licenses, Permits, Approvals. The Lender shall have received
              ----------------------------
     evidence that the Existing Properties possess all necessary licenses, permits and governmental approvals necessary to operate such properties.

          (t) Insurance Policies. The Lender shall have received copies of all
              ------------------
     insurance policies relating to the Existing Properties and required by
     Section 7.06, together with the mortgagee, loss payee and additional insured endorsements required by Section 7.06 with respect to such insurance policies.

          (u) Operating Statements. The Lender shall have received copies of the
              --------------------
     most recent fiscal year end operating statements and the current year-to-date operating statements for each of the Existing Properties, which such statements shall set forth separately the property included in, the liabilities relating to and the results of operation of each such Property and shall otherwise be in form and content satisfactory to the Lender. Such financial statements shall be certified as accurate by the chief financial officer of the Borrower.

          (v) Rent Roll. The Lender shall have received a current rent roll for
              ---------
     each of the Existing Properties, together with copies of the forms of leases used in connection with such Properties, all certified by an officer of the Borrower to the Lender and in form and content satisfactory to the Lender.

          (w) Inspection. The Lender and the Participants shall have inspected
              ----------
     each of the Existing Properties, and determined that such Properties are acceptable collateral for the Obligations.

          (x) Opinions of Counsel. The Lender shall have received
              -------------------
     favorable opinions of legal counsel to the Borrower, in form and substance acceptable to the Lender and addressing such matters as the Lender may reasonably request.

          (y) Participation Agreements. The Lender shall have received and
              ------------------------
     approved one or more participation agreements pursuant to which such Participants agree to advance at least $36,000,000 of the principal of the Note.

          (z) Fees and Expenses. The Borrower shall have paid all reasonable
              -----------------
     fees, costs and expenses incurred or sustained by the Lender (including all reasonable attorneys' fees) in connection with the preparation, execution and delivery of this Agreement, the other Loan Documents and any related documents.

     Section 5.02  Additional Property Advances. The Lender and the Borrower
                   ----------------------------
  agree that from time to time the Borrower may desire to pledge to the Lender additional properties, to include such properties in the Borrowing Base and to obtain an Advance based on the inclusion of such properties in the Borrowing Base. The obligation of the Lender to include any such property in the Borrowing Base and to make an Advance based on the inclusion of such Properties in the Borrowing Base is subject to the satisfaction of all of the following conditions:

          (a) Additional Property Approval Request. The Lender shall have
              ------------------------------------
     received twenty (20) days prior to the requested Additional Property Inclusion Date an acquisition approval request (the "Additional Property
                                                          -------------------
     Approval Request") consisting of the following documents, all in form and
     ----------------
     substance satisfactory to the Lender:

              (i) In the event that the Borrower or a Property Subsidiary intends to acquire the Additional Property, (A) a description of the acquisition transaction and the other parties involved, and (B) copies of any and all documents setting forth the terms of the proposed acquisition, including all purchase documents, letters of intent or similar documents; and

              (ii) Copies of the most recent fiscal year end operating statements and current year-to-date operating statements for the Additional Property, to the extent available to the Borrower.

          (b) Approval of Additional Property Request. The Lender and the
              ---------------------------------------
     Participants, in their sole and absolute discretion, shall have approved the Additional Property Approval Request and the proposed use of any Advance requested by the Borrower. The Lender shall notify the Borrower in writing within ten (10) days of the receipt of all of the information specified in Section 5.02(a) above whether the Lender and the Participants approve such Additional Property and agree that such Additional Property may be included in the calculation of the Borrowing Base subject to the satisfaction of the other provisions contained in Section 5.02.

          (c) Resolutions. The Lender shall have received resolutions of the
              -----------
     Board of Directors, Board of Trustees or partners, as applicable, of the Borrower or the Property Subsidiary owning or acquiring, as applicable, the Additional Property certified by the Borrower's or such Property Subsidiary's Secretary or Assistant Secretary, or the General or Managing Partner, as applicable, which authorizes the execution, delivery and performance by the Borrower or the Property Subsidiary, as applicable, of each agreement required to be delivered pursuant to this

     Section 5.02 and authorizing the Borrower or the Property Subsidiary, as applicable, to consummate the pledging, financing and/or acquisition contemplated. If the Property Subsidiary is a partnership, the Lender shall have received the same information and documents with respect to such Property Subsidiary's General Partners.

          (d) Incumbency Certificate. The Lender shall have received a
              ----------------------
     certificate of incumbency certified by the Secretary or an Assistant Secretary, or the General or Managing Partner, as applicable, of the Borrower or the Property Subsidiary, as applicable, certifying the names of the officers or partners, as applicable, of the Borrower or the Property Subsidiary, as applicable, authorized to sign each of the documents required to be delivered pursuant to this Section 5.02 and, if applicable, the acquisition documents to which the Property Subsidiary is or is to be a party, together with specimen signatures of such officers or partners, as applicable. If the Property Subsidiary is a partnership, the Lender shall have received the same information and documents with respect to such Property Subsidiary's General Partners.

          (e) Articles of Incorporation and Certificate of Limited Partnership.
              ----------------------------------------------------------------
     The Lender shall have received a copy of the Articles of Incorporation or Certificate of Limited Partnership, as applicable, of the Property Subsidiary certified by the Secretary of State of the state of organization of such Property Subsidiary and dated within ten (10) days prior to the date of the Additional Property Inclusion Date. If the Property Subsidiary is a partnership, the Lender shall have received the same information and documents with respect to such Property Subsidiary's General Partners.

          (f) Bylaws and Partnership Agreement. The Lender shall have received a
              --------------------------------
     copy of the Bylaws or Partnership Agreement, as applicable, of the Property Subsidiary certified by the Secretary or an Assistant Secretary, or the General or Managing Partner, as applicable, of the Property Subsidiary. If the Property Subsidiary is a partnership, the Lender shall have received the same information and documents with respect to such Property Subsidiary's General Partners.

          (g) Governmental Certificates. The Lender shall have received a
              -------------------------
     certificate of the appropriate government official of the state of organization of the Property Subsidiary as to the existence and good standing of the Property Subsidiary, dated within ten (10) days prior to the Additional Property Inclusion Date, and a certificate of the appropriate governmental official of each of the states where the Property Subsidiary is qualified to do business with respect to the good standing and qualification of such Property Subsidiary to do business in such states. If the Property Subsidiary is a partnership, the Lender shall have received the same information and documents with respect to such Property Subsidiary's General Partners.

          (h) Additional Property Loan Documents. The Lender shall have received
              ----------------------------------
     the following documents, each in form and substance satisfactory to the
     Lender:

              (i) If the Additional Property is owned or will be owned by the Borrower, the Lender shall receive the following Loan Documents:

                  (A) The Borrower shall have executed and delivered to the Lender a deed of trust, mortgage, deed to secure debt or other security instrument and security agreement and an assignment of leases and rents necessary to grant to the Lender a first priority perfected lien on and security interest in all of the Additional Property (real and personal), and the leases and rents relating thereto, the terms and conditions of which shall be substantially similar to the Deeds of Trust, the Deed to Secure Debt and the Assignments of Leases.

                  (B) The Lender shall have received Uniform Commercial Code financing statements duly executed by the Borrower in proper form for filing in such offices as may be necessary or, in the opinion of the Lender, desirable to perfect the security interest purported to be created by the deed of trust, mortgage, deed to secure debt and security agreement to be delivered pursuant to Section 5.02(h)(i)(A).

             (ii) If the Additional Property is owned or will be owned by a Property Subsidiary, the Lender shall receive the following Assigned
     Agreements:

                  (A) The Property Subsidiary shall have properly executed and delivered an Assigned Note evidencing the loan from the Borrower to the Property Subsidiary of the proceeds of the requested Advance.

                  (B) The Property Subsidiary shall have executed and delivered to the Borrower a deed of trust, mortgage, deed to secure debt or other security instrument and security agreement and an assignment of leases and rents necessary to grant to the Borrower a first priority perfected lien on and security interest in all of the Additional Property (real and personal), and the leases and rents relating thereto, the terms and conditions of which shall be substantially similar to the Deeds of Trust, the Deed to Secure Debt and the Assignments of Leases.

                  (C) The Lender shall have received Uniform Commercial Code financing statements duly executed by the Property Subsidiary in proper form for filing in such offices as may be necessary or, in the opinion of the Lender, desirable to perfect the security interest purported to be created by the deed of trust, mortgage, deed to secure debt and security agreement to be delivered pursuant to Section 5.02(h)(ii)(B).

                  (D) The Lender shall have received all documents, instruments and endorsements which the Lender deems reasonably necessary to collaterally assign to the Lender the documents required by this
          Section 5.02(h)(ii) to the Lender pursuant to the Assignment Agreement, including, without limitation, an amendment to the Assignment Agreement.

          (i) Stock Certificates and Assignment of Partnership Interests. If the
              ----------------------------------------------------------
     Additional Property is owned or will be owned by a Property Subsidiary and the Property Subsidiary is a corporation, the Lender shall have received all of the original stock certificates of the Property Subsidiary issued by the Property Subsidiary, together with blank stock transfer powers with respect thereto and an amendment to the Stock Pledge Agreement amending the Stock Pledge Agreement to encumber such stock certificates, all in form and content satisfactory to the Lender. If the Property Subsidiary is a partnership, the Lender shall have received an assignment of the partnership interests and security agreement executed by all of the partners of the Property Subsidiary, and granting to the Lender a first priority lien on and security interest in all of the partnership interests in and to the Property Subsidiary, the terms and conditions which shall be substantially similar to the Partnership Assignment, together with all UCC-1 Financing Statements and other documents and instruments deemed reasonably necessary by the Lender to perfect the Lender's first priority lien on and security interest in all of the partnership interests in and to the Property Subsidiary.

          (j) Title Insurance. The Lender shall have received a mortgagee title
              ---------------
     insurance commitment with respect to the Additional Property, which commitment shall be issued by Stewart Title Insurance Company or another title insurance company acceptable to the Lender and shall bear a coverage amount and be in form and substance satisfactory to the Lender. Such mortgagee title insurance commitment shall be sufficient to establish, to the reasonable satisfaction of the Lender, the Lender's first priority perfected lien on the Additional Property subject only to Liens permitted by the Lender. The mortgagee title insurance commitment shall be endorsed, marked-up or issued in the form of a final title insurance policy on the date of the Additional Property Inclusion Date to the satisfaction of the Lender and the Lender shall have received evidence reasonably satisfactory to the Lender that all premiums for such final title insurance policy have been paid in full.

          (k) UCC Searches. The Lender shall have received the results of
              ------------
     Uniform Commercial Code searches showing no Liens affecting the Additional Property, or the pledged stock certificates or partnership interests, other than those granted in favor of the Lender.

          (l) Survey. The Lender shall have received a survey of the Additional
              ------
     Property indicating the improvements thereon, which survey shall be prepared by surveyors and be in form acceptable to the Lender and the title insurance company issuing the title insurance commitment.

          (m) Environmental Report. The Lender shall have received a level I
              --------------------
     environmental assessment relating to the environmental condition of, and the status of compliance with Environmental Laws with respect to, the Additional Property, which such assessment shall be addressed to the Lender, shall be in form and content acceptable to the Lender, and shall have been prepared by an environmental engineer or engineers approved by the Lender.

          (n) Appraisal. The Lender shall have received an appraisal from an
              ---------
     independent certified appraiser satisfactory to the Lender, which appraisal shall be in conformance with any applicable regulation promulgated pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989, and dated no more than ninety (90) days prior to the date of the Additional Property Inclusion Date.

          (o) Evidence of Zoning, Etc. The Lender shall have received evidence
              -----------------------
     reasonably satisfactory to the Lender that the Additional Property is in compliance with all material laws, rules, regulations and ordinances, including, without limitation, all material zoning laws and ordinances.

          (p) Licenses, Permits, Approvals. The Lender shall have received
              ----------------------------
     evidence that the Additional Property possesses all necessary material licenses, permits and governmental approvals necessary to operate such Additional Property.

          (q) Insurance Policies. The Lender shall have received copies of all
              ------------------
     insurance policies relating to the Additional Property required by

     Section 7.06, together with mortgagee, loss payee and additional insured endorsements in favor of the Lender required by Section 7.06 with respect to such insurance policies.

          (r) Rent Roll. The Lender shall have received a current rent roll for
              ---------
     the Additional Property, together with copies of the forms of lease used in connection with such property, all certified by an officer of the Borrower to the Lender and in form and content satisfactory to the Lender.

          (s) Inspection. The Lender and the Participants shall have inspected
              ----------
     the Additional Property and determined that such Property is acceptable collateral for the Obligations.

          (t) Opinions of Counsel. The Lender shall have received a favorable
              -------------------
     opinion of legal counsel to the Property Subsidiary purchasing and/or pledging the Additional Property, as applicable, and the Borrower, in form and substance acceptable to the Lender and addressing such matters as the Lender may reasonably request.

          (u) Borrowing Base Report. The Lender shall have received a properly
              ---------------------
     completed and executed Borrowing Base Certificate including the Additional Property.

          (v) Other Documents. The Lender shall have received all other
              ---------------
     documents, instruments, estoppel certificates, waivers, consents or other approvals from any person or persons, and evidence of the completion of all other actions, as may, in the opinion of the Lender, be necessary or desirable to establish the priority of or otherwise protect the liens and security interest purported to be created by the documents delivered pursuant to Section 5.02(h), the Stock Pledge Agreement, the Partnership Assignments, the Assignment Agreement and the other Loan Documents.

          (w) Certificate of Borrower's President. The Lender shall have
              -----------------------------------
     received a certificate of the Borrower's president, dated as of the Additional Property Inclusion Date, certifying that (i) the warranties contained in Article VI hereof are true and correct on and as of such date, except for changes as are permitted by the terms of this Agreement; (ii) since the date of the most recent financial statement provided to the Lender pursuant to Section 7.02 hereof, no material adverse change in the operations or conditions, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, has occurred and is continuing; (iii) all obligations, covenants, agreements and conditions contained in this Agreement to be performed by the Borrower or the Property Subsidiary on or prior to such date have been performed or satisfied in all respects; (iv) no Default or Event of Default has occurred and is continuing; and (v) to the best of such president's knowledge, the inclusion of the Additional Property in the Borrowing Base or the making of any such Advance based on the inclusion of the Additional Property in the Borrowing Base shall not contravene any law, rule or regulation applicable to the Borrower, the Additional Property Subsidiary or the Lender, as applicable.

          (x) Fees and Expenses. The Borrower shall pay all reasonable fees,
              -----------------
     costs and expenses incurred or sustained by the Lender (including all reasonable attorneys' fees) in connection with the preparation, execution and delivery of the Loan Documents, the Assigned Agreements and other documents relating to the inclusion of the Additional Property in the Borrowing Base and the Additional Property.

          (y) Other Properties.  If the proceeds of the requested Advance will
              ----------------
     be used by the Borrower to acquire a property other than the Additional Property requested to be included in the Borrowing Base, (i) the Borrower shall have delivered to the Lender, and the Lender shall have approved, which approval shall not be unreasonably withheld, a description of such property and copies of the most recent fiscal year end operating statements and year-to-date operating statements for such property, to the extent available to the Borrower, (ii) the Borrower shall have delivered to the Lender a certificate certifying to the Lender that all of the proceeds of such Advance shall be used by the Borrower solely to acquire such other property, and (iii) the Borrower shall have delivered to the Lender all documents, instruments and other information deemed reasonably necessary by the Lender to determine whether the amount of the requested Advance complies with Section 2.07(e).

     Section 5.03  All Advances. The obligation of the Lender to make any
                   ------------
Advance (including the initial Advance) is subject to the satisfaction of all of the following additional conditions precedent:

          (a) No Default. There shall exist no Default or Event of Default on
              ----------
     the date of such Advance.

          (b) Representation and Warranties. The representations and warranties
              -----------------------------
     of the Borrower, each of the Property Subsidiaries and the other parties thereto made in the Assigned Agreements and the other Loan Documents shall be true in all material respects on and as of the date of such Advance.

          (c) Covenants and Agreements. The Borrower and each of the Property
              ------------------------
     Subsidiaries shall have performed or observed all agreements, covenants and conditions required to be performed or observed by the Borrower and the Property Subsidiaries under the Loan Documents on or prior to the date of the Advance.

          (d) Advance Request Form. The Lender shall have received, in
              --------------------
     accordance with Section 2.07, an Advance Request Form executed by an authorized officer of the Borrower requesting such Advance, all of the statements in which shall be true and correct on and as of the date of such Advance, before and after giving effect to such Advance.

          (e) Borrowing Base. The aggregate amount of all outstanding Advances
              --------------
     plus the amount of the requested Advance shall not exceed the lesser of (a) the Borrowing Base or (b) the Commitment.

          (f) Debt Coverage Ratio.  The Debt Coverage Ratio using an Annual Debt
              -------------------
     Service amount computed on the aggregate amount of all Advances which would be outstanding after the requested Advance shall not be less than 1.5 to 1.

          (g) Additional Information. The Lender shall have received such
              ----------------------
     consents, certificates of estoppel, other within assurances, subordination agreements and additional documents, instruments and information as the Lender or its legal counsel may reasonably request.


                                  ARTICLE VI

                        Representations and Warranties
                        ------------------------------

     To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender that:

     Section 6.01  Trust Existence. The Borrower (a) is a Maryland real estate
                   ---------------
investment trust and is duly organized, validly existing and in good standing under the laws of the State of Maryland; (b) has all requisite trust power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Borrower has the trust power and authority to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

     Section 6.02  Corporate and Partnership Status. Each of the Property
                   --------------------------------
Subsidiaries and each of the General Partners (a) is duly organized, validly existing and in good standing under the laws of the state of its organization as a corporation or limited partnership; (b) has all requisite corporate or partnership, as applicable, power, and authority to own its assets and to carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business make such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Each of the Subsidiaries of the Borrower (not including the Property Subsidiaries) (a) is duly organized, validly existing and in good standing under the laws of the state of its organization as a corporation or limited partnership; (b) has all requisite corporate or partnership, as applicable, power and authority to own its assets and to carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business make such qualification necessary, except where the failure of any of the foregoing does not and could not have a Material Adverse Effect. Each of the Property Subsidiaries and each of the General Partners has the corporate or partnership, as applicable, power and authority to execute, deliver and perform its obligations under this Agreement, the Assigned Agreements and the other Loan Documents to which it is or may become a party.

     Section 6.03  Trust Action; No Breach. The execution, delivery and
                   -----------------------
performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or may become a party have been duly authorized by all requisite action on the part of the Borrower and do not and will not violate or conflict with the trust agreement of the Borrower or the articles of incorporation or bylaws, or certificate of limited partnership or partnership agreement, as applicable, of its Subsidiaries or any law, rule or regulation or any order, writ, injunction or decree of any court, governmental authority or arbitrator (except where such violation or conflict does not and could not have a Material Adverse Effect), and do not and will not conflict with, result in a breach of or constitute a default under, or result in the creation or imposition of any Lien (except as provided in Article IV) upon any of the revenues or assets of the Borrower or its Subsidiaries pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license or other instrument or agreement by which the Borrower or its Subsidiaries or any of their respective properties are bound.

     Section 6.04  Corporate and Partnership Action; No Breach. The execution,
                   -------------------------------------------
delivery and performance by each of the Property Subsidiaries and the General Partners of the Assigned Agreements and the other Loan Documents to which such Property Subsidiary or the General Partners, as applicable, is or may become a party have been duly authorized by all requisite action on the part of the Property Subsidiary and such General Partner and do not and will not violate or conflict with the articles of incorporation or bylaws, or certificate of limited partnership or partnership agreement, as applicable, of such Property Subsidiary or General Partner or any law, rule or regulation or any order, writ, injunction or decree of any court, governmental authority or arbitrator (except where such violation or conflict does not and could not have a Material Adverse Effect), and do not and will not conflict with, result in a breach of or constitute a default under, or result in the creation or imposition of any Lien (except as provided in Article IV) upon any of the revenues or assets of any of the Property Subsidiaries or the General Partners pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license or other instrument or agreement by which such Property Subsidiary or the General Partners, or any of their respective properties are bound.

     Section 6.05  Enforceability. This Agreement constitutes, and the Assigned
                   --------------
Agreements and the other Loan Documents to which the Borrower, any of the Property Subsidiaries or any General Partner is party, when delivered, shall constitute the legal, valid and binding obligations of the Borrower, such Property Subsidiary and such General Partner, enforceable against the Borrower, such Property Subsidiary and such General Partner in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

     Section 6.06  Financial Statements. The Borrower has delivered to the
                   --------------------
Lender audited consolidated financial statements of the Borrower and its Subsidiaries as of and for the fiscal year ended December 31, 1993, and unaudited consolidated financial statements of the Borrower and its Subsidiaries for the three (3) month period ended March 31, 1994. Such financial statements are true and correct, have been prepared in accordance with GAAP and fairly and accurately present, on a consolidated basis, the financial condition of the Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operation for the respective periods indicated therein. Neither the Borrower nor any Subsidiary has any material contingent liabilities, liabilities for taxes, material forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments not reflected in such financial statements. There has been no material adverse change in the condition, financial or otherwise, or operations of the Borrower and its Subsidiaries, on a consolidated basis, since the effective date of the most recent financial statements referred to in this Section.

     Section 6.07  Operating Statements. The Borrower has delivered to the
                   --------------------
Lender operating statements for the Existing Properties as of and for the fiscal year ended December 31, 1993, and operating statements for each of the Existing Properties for the five (5) month period ended May 31, 1994. Such operating statements are true and correct in all material respects, and fairly and accurately present, the liabilities relating to and results of operations of each such Property for the respective periods indicated therein.

     Section 6.08  Rent Roll. The Borrower has delivered to the Lender a rent
                   ---------
roll with respect to each of the Sunchase Apartments and the LaVista Apartments, dated May 25, 1994, and for each of the LakePointe Business Park and the Pin Oaks Apartments, dated May 31, 1994. Each such rent roll truly and correctly states with respect to each such Property the name of each tenant, licensee, concessionaire or other occupant thereof, the rent and other charge paid by such tenant, licensee, concessionaire or other occupant, the date to which such rent and other charges are paid, the date on which the interest of such tenant, licensee, concessionaire or other occupant in such Property terminates and the amount held by the Borrower or the LakePointe Business Park Subsidiary, as applicable, by way of security deposit from each such tenant, licensee, concessionaire or other occupant, together with the form of lease used for each such Property.

     Section 6.09  Operation of Business. The Borrower and its Subsidiaries
                   ---------------------
possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing, except where the failure to possess any such license, etc. or the violation of any such rights does not and could not have a Material Adverse Effect.

     Section 6.10  Litigation and Judgments. Except as disclosed on Schedule 2
                   ------------------------                         ----------
hereto, there is no action, suit, investigation, or proceeding before or by any court, governmental authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries, that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against the Borrower or any of its Subsidiaries.

     Section 6.11  Rights in Properties; Liens. The Borrower and its
                   ---------------------------
Subsidiaries have good and indefeasible title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets and leasehold interests reflected in the financial statements described in Section 6.06, and none of the Properties are subject to any Lien, except as permitted by Section 8.02, and none of the other properties, assets or leasehold interests of the Borrower or any of its Subsidiaries is subject to any Lien, except as permitted by Section 8.02 and except for Liens that do not and could have a Material Adverse Effect.

     Section 6.12  Approvals. No authorization, approval or consent of, and no
                   ---------
filing or registration with, any court, governmental authority or third party is or will be necessary for the execution, delivery or performance by the Borrower, any Property Subsidiary or any General Partner of this Agreement, the Assigned Agreements and the other Loan Documents to which the Borrower, any Property Subsidiary or any General Partner is or may become a party or for the validity or enforceability thereof.

     Section 6.13  Debt. The Borrower and its Subsidiaries have no Debt, except
                   ----
as disclosed in the financial statements described in Section 6.06 or as disclosed on Schedule 3 hereto.
             ----------

     Section 6.14  Taxes. The Borrower and its Subsidiaries have filed all tax
                   -----
returns (Federal, state and local) required to be filed, including all income, franchise, employment, property and sales taxes, and have paid all of their respective liabilities for taxes, assessments, governmental charges and other levies that are due and payable (other than those the amount or validity of which are currently being diligently contested in good faith by appropriate proceedings and in respect of which adequate reserves in conformity with GAAP have been provided on the books of the Borrower or such Subsidiary, as applicable) except where the failure to file such tax returns does not and could not have a Material Adverse Effect, and the Borrower does not know of any pending investigation of the Borrower or any of its Subsidiaries by any taxing authority or of any pending but unassessed tax liability of the Borrower or any of its Subsidiaries, except where such liability does not and could not have a Material Adverse Effect.

     Section 6.15  Use of Proceeds; Margin Securities. The Borrower and its
                   ----------------------------------
Subsidiaries are not engaged principally, or as one of their important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. The Borrower nor any Person acting on its behalf has taken any action that might cause the transactions contemplated by this Agreement or the Note to violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended.

     Section 6.16  Investment Company. Neither the Borrower nor any of its
                   ------------------
Subsidiaries is an "investment company" or an "affiliated person" of, or "promotee" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. The issuance of the Note by the Borrower, the application of the proceeds and the repayment thereof by the Borrower and the performance of the transactions contemplated by this Agreement and the other Loan Documents by the Borrower and its Subsidiaries will not violate any provisions of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

     Section 6.17  ERISA. The Borrower and its respective Subsidiaries have
                   -----
complied with all applicable minimum funding requirements and all other applicable and material requirements of ERISA, and there are no existing conditions that would give rise to liability thereunder, except where such liability does not and could not have a Material Adverse Effect. No Reportable Event has occurred in connection with any Plan that might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan.

     Section 6.18  Disclosure. No statement, information, report, representation
                   ----------
or warranty made by the Borrower or any Property Subsidiary or any General Partner in this Agreement, in any of the Assigned Agreements or in any other Loan Document or furnished to the Lender in connection with the negotiation or preparation of this Agreement or any of the Assigned Agreements contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Borrower which has a Material Adverse Effect, or which reasonably might in the future have a Material Adverse Effect, that has not been disclosed in writing to the Lender.

     Section 6.19  Other Agreements. Neither the Borrower nor any of its
                   ----------------
Subsidiaries are a party to any indenture, loan or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a Material Adverse Effect, except as disclosed in the financial statements described in Section 6.06. Neither the Borrower nor any of its Subsidiaries are in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its respective business to which it is a party, except where such default does not and could not have a Material Adverse Effect.

     Section 6.20  Compliance with Law. The Borrower and its Subsidiaries are in
                   -------------------
compliance with all laws, rules, regulations, orders and decrees which are applicable to the Borrower or its Subsidiaries or any of their respective properties, except where the failure to comply does not and could not have a Material Adverse Effect.

     Section 6.21  Compliance With Environmental Laws.
                   ----------------------------------

          (a) The Borrower, each of its Subsidiaries and all of their respective properties, assets and operations are in compliance with all Environmental Laws, except where failure to comply does not and could not have a Material Adverse Effect. The Borrower is not aware of, nor has the Borrower or any of its Subsidiaries received notice of, any past, present or future conditions, events, activities, practices or incidents which may interfere with or prevent the compliance or continued compliance of the Borrower and its Subsidiaries with all Environmental Laws, except where failure to comply does not and could not have a Material Adverse Effect.

          (b) The Borrower and all of its Subsidiaries have obtained all permits, licenses and authorizations which are required under Environmental Laws, except where failure to obtain such permits, etc. does not and could not have a Material Adverse Effect.

          (c) No Hazardous Substances exist on, about or within or have been used, generated, stored, transported, disposed of on or released from any of the properties or assets of the Borrower or its Subsidiaries, except in compliance with Environmental Laws, except where failure to comply with the Environmental Laws does not and could not have a Material Adverse Effect. The use which the Borrower and its Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Substance on, in or from any such properties or assets.

          (d) There is no action, suit, proceeding, investigation or inquiry before any court, administrative agency or other governmental authority pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries relating in any way to any Environmental Law that, if adversely determined, could have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has (i) been notified of any liability for remedial action under any Environmental Law, (ii) received any request for information by any governmental authority with respect to the condition, use or operation of any of its properties or assets, or (iii) received any notice from any governmental authority or other Person with respect to any violation of or liability under any Environmental Law.

     Section 6.22  Use of Proceeds and Benefit to the Borrower. The proceeds of
                   -------------------------------------------
the Advances shall be utilized by the Borrower to finance the acquisition of other properties, such as garden apartments, bulk distribution warehouse buildings and office buildings, by the Borrower and its wholly-owned Subsidiaries, and for no other purpose. Each loan of the proceeds of an Advance by the Borrower to a Property Subsidiary shall be evidenced and secured by the documents described in Section 5.02(h)(ii).

     Section 6.23  Names. The exact trust name of the Borrower as it appears in
                   -----
the Borrower's trust agreement is as set forth in the first paragraph of this Agreement. The exact corporate or partnership name, as applicable, of each Property Subsidiary and each General Partner as it appears in such Property

Subsidiary's or such General Partner's articles of incorporation or partnership agreement, as applicable, is as set forth in the Assigned Agreements and the Partnership Assignments, as applicable. None of the Property Subsidiaries, the General Partners or the Borrower with respect to the Properties has done business in any location, or taken title to any of its properties or assets, under any other name, except that the Borrower has done business in the name "Pin Oaks Apartments". The Borrower's principal place of business in Georgia is located in DeKalb County, Georgia.

     Section 6.24  Collateral. The Deeds of Trust, the Deed to Secure Debt, the
                   ----------
Assignments of Leases, the Stock Pledge Agreement, the Partnership Assignments, the Assignment Agreement and the Assigned Agreements create in favor of the Lender valid and enforceable liens on and security interests in the properties described therein which secure the payment and performance of the Obligations, including, without limitation, all future Advances pursuant to this Agreement and the Note and all extensions, renewals and other modifications thereof. Upon the filing of UCC financing statements in the jurisdictions set forth in
Schedule 4 attached hereto naming the Borrower as debtor and the Lender as
----------
secured party covering the personal property Collateral owned by the Borrower and the filing of UCC terminations, assignments or subordinations relating to the UCC financing statements listed on Schedule 4, the liens created by the
                                       ----------
Deeds of Trust, the Deed to Secure Debt, the Assignments of Leases, the Partnership Assignment, the Assignment Agreement and the Assigned Agreements shall constitute first priority perfected liens on and security interests in the personal property described therein which shall be superior and prior to the rights of all third Persons now existing or hereafter arising except for Liens permitted by Sections 8.02(a) through (f). Upon the recording of the Deeds of Trust, the Deed to Secure Debt, the Assignments of Leases and the applicable Assignment Agreements in the office of the recorder of deeds of the counties where the real property is located, there shall be a first priority perfected lien on the real property described therein which shall be superior and prior to the rights of all third Persons now existing or hereafter arising except for the Liens permitted by Sections 8.02(a) through (f). Upon the delivery to the Lender of all of the stock certificates referred to in the Stock Pledge Agreement, together with the stock transfer powers referred to therein, there shall be a first priority lien on the pledged securities referred to therein which shall be superior and prior to the rights of all third Persons now existing or hereafter arising.

     Section 6.25  Trademarks, Patents, Etc. To the best of the Borrower's
                   ------------------------
knowledge, the Borrower and its Subsidiaries possess all trademarks and service marks (or have licenses for the use thereof), trade names, copyrights, patents, licenses, permits, approvals and consents (including, without limitation, licenses, approvals and consents of all governmental authorities) and rights in any thereof, adequate for the conduct of their respective businesses as now conducted, or as currently proposed to be conducted, without conflict with the rights or claimed rights of others.

     Section 6.26  Solvency. The Borrower and each of its Subsidiaries is
                   --------
Solvent, and will not, as a result of the transactions contemplated hereby, by the Assigned Agreements or by the other Loan Documents (a) become not Solvent, or (b) have liabilities (including contingencies) in excess of the fair saleable value of its assets.

     Section 6.27  Public Offering. Based upon all pertinent information
                   ---------------
available to the Borrower and to the best of the Borrower's knowledge, the planned equity offering of the Borrower in an amount not less than Seventy Million and No/100 Dollars ($70,000,000.00) described to the Lender by the Borrower is expected to be successfully completed within a reasonable period of time.

  Section 6.28  Public Company. The Borrower and each of its Subsidiaries is in
                --------------
compliance with all of the provisions of the Securities and Exchange Acts of 1933 and 1934, as amended from time to time, except where failure to comply does not and could not have a Material Adverse Effect.

  Section 6.29  Event of Default. No event has occurred and is continuing that
                ----------------
constitutes a Default or an Event of Default or would constitute such a Default or Event of Default after the giving of notice or the lapse of time, or both.


                                  ARTICLE VII

                              Positive Covenants
                              ------------------

  The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or the Lender has any Commitment hereunder, the Borrower will perform and observe, or cause to be performed or observed the following positive covenants:

  Section 7.01  Payment. The Borrower shall duly and punctually pay or cause to
                -------
be paid all sums due hereunder.

  Section 7.02  Reporting Requirements. The Borrower will furnish to the Lender
                ----------------------
all of the following:

     (a)  Annual Financial Statements. As soon as available, and in any event
          ---------------------------
  within ninety (90) days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 1994, a copy of the annual audit report of the Borrower and its Subsidiaries for such fiscal year containing, on a consolidated and consolidating basis, balance sheets, statements of income, statements of retained earnings and statements of cash flows as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing acceptable to the Lender, to the effect that such report has been prepared in accordance with GAAP.

     (b) Quarterly Financial Statements. As soon as available, and in any event
         ------------------------------
  within forty-five (45) days after the end of each calendar quarter, a copy of an unaudited financial report of the Borrower and its Subsidiaries as of the end of such month and for the portion of the fiscal year then ended, containing, on a consolidated basis, balance sheets, statements of income, statements of retained earnings and statements of cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and its Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein.

     (c)  Operating Statements. As soon as available, and in any event within
          --------------------
  forty-five (45) days after the end of each calendar quarter, operating statements for such calendar quarter for each of the Properties, which such operating statements shall correctly and accurately reflect the operations of each of the Properties, shall set forth separately the property included in, the liabilities relating to and the results of operations of, such Property, and shall be certified as accurate by the chief financial officer of the Borrower or the respective Property Subsidiary, as applicable.

     (d)  Rent Roll. As soon as available, and in any event within forty-five
          ---------
  (45) days after the end of each calendar quarter, a rent roll dated as of the end of such quarter and stating with respect to each of the Properties the name of each tenant, licensee, concessionaire or other occupant thereof, the rent and other charges paid by such tenant, licensee, concessionaire or other occupant, the date to which such rent and other charges are paid, the date on which the interest of such tenant, licensee, concessionaire or other occupant in such Property terminates and the amount held by the Borrower or the Property Subsidiary, as applicable, by way of security deposit for each such tenant, licensee, concessionaire or other occupant, which such rent rolls shall be certified as accurate by the chief financial officer of the Borrower or the respective Property Subsidiary, as applicable.

     (e)  Borrowing Base Report. As soon as available, and in any event within
          ---------------------
  ten (10) days after the end of each calendar quarter and within three (3) days after any material change to the Borrowing Base, a completed and updated Borrowing Base Report.

     (f)  Management Letters. Promptly upon receipt thereof, a copy of any
          ------------------
  management letter or written report submitted to the Borrower or any of its Subsidiaries by independent certified public accountants with respect to the financial condition, operations, business or prospects of the Borrower or its Subsidiaries.

     (g)  Notice of Litigation. Promptly after the commencement thereof, notice
          --------------------
  of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries which, if determined adversely to the Borrower or its Subsidiaries, could have a Material Adverse Effect.

     (h)  Notice of Default. As soon as possible and in any event within five
          -----------------
  (5) days after the Borrower knows or has reason to know of the occurrence of each Default or Event of Default, written notice setting forth the details of such Default or Event of Default and the action which the Borrower has taken and proposes to take with respect thereto.

     (i)  ERISA Reports. Promptly after the filing or receipt thereof, copies of
          -------------
  all reports, including annual reports, and notices which the Borrower or any of its Subsidiaries files with or receives from the PBGC or the United States Department of Labor under ERISA; and as soon as possible and in any event within five (5) days after the Borrower or any of its Subsidiaries knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any of its Subsidiaries has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that the Borrower proposes to take with respect thereto.

     (j)  REIT Reports. Promptly after the filing or receipt thereof, copies of
          ------------
  all material reports, including, without limitation, Quarterly 10-Qs and Annual 10-Ks of the Borrower, and material notices which the

  Borrower or any of its Subsidiaries files with or receives from the Securities and Exchange Commission.

     (k) Notice of Environmental Law Violation. As soon as possible and in any
         -------------------------------------
  event within five (5) days after the Borrower knows or has reason to know of the occurrence thereof, written notice of (i) any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports or is required to report to any governmental authority and the action which the Borrower or such Subsidiary has taken or proposes to take with respect thereto and/or (ii) any citation for the violation of any Environmental Law received by the Borrower or any of its Subsidiaries.

     (l)  Notice of Material Adverse Effect. As soon as possible and in any
          ---------------------------------
  event within ten (10) days after the Borrower knows or has reason to know of the occurrence thereof, written notice of any matter that could have a Material Adverse Effect.

     (m)  General Information. Promptly, such other information concerning the
          -------------------
  Collateral, the Borrower or any of its Subsidiaries as the Lender may from time to time reasonably request.

  Section 7.03  Maintenance of Existence; Conduct of Business. The Borrower will
                ---------------------------------------------
preserve and maintain, and will cause each of the Property Subsidiaries and the General Partners to preserve and maintain, and will cause each of its Subsidiaries (other than the Property Subsidiaries) to preserve and maintain (except there the failure to preserve and maintain will not have a Material Adverse Effect), its trust, corporate or partnership existence, as applicable, and all of its leases, privileges, licenses, permits, franchises, qualifications and rights that are necessary or desirable in the ordinary conduct of its business, and conduct, and cause each of its Subsidiaries to conduct, its business as presently conducted in an orderly and efficient manner in accordance with good business practices, except where failure to do so does not and could not have a Material Adverse Effect.

  Section 7.04  Maintenance of Properties. The Borrower will maintain, keep and
                -------------------------
preserve, and cause each of its Subsidiaries to maintain, keep, and preserve, all of their properties (tangible and intangible) necessary or useful in the proper conduct of their business in good working order and condition, except where failure to do so will not have a Material Adverse Effect.

  Section 7.05  Taxes and Claims. The Borrower will pay or discharge, and will
                ----------------
cause each of its Subsidiaries to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its property, except where failure to do so will not have a Material Adverse Effect; provided, however, that the Borrower and its Subsidiaries shall not be required to pay or discharge any tax, levy, assessment or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established on the books of the Borrower or such Subsidiary in accordance with GAAP.

  Section 7.06  Insurance. The Borrower will maintain, and will cause each of
                ---------
its Subsidiaries to maintain, with financially sound and reputable insurance companies workmen's compensation insurance, liability insurance and insurance on its property, assets and business at least in such amounts and against such risks as are usually insured against by Persons engaged in similar businesses, except where the failure to maintain such insurance does not and could not have a Material Adverse Effect. In addition to such insurance and more specifically, the Borrower will maintain, and will cause each of the Property Subsidiaries to maintain, with respect to the Properties owned by the Borrower or such Property Subsidiary, as applicable, the insurance coverage required by the Deeds of Trust, the Deed to Secure Debt and the Assigned Agreements.

  Section 7.07 Inspection Rights. At any reasonable time and from time to time
               -----------------
and upon reasonable notice, the Borrower will permit, and will cause each of its Subsidiaries to permit, representatives of the Lender and the Participants to examine and make copies of the books and records of, and visit and inspect the properties of the Borrower and any of its Subsidiaries, and to discuss the business, operations and financial condition of the Borrower and its Subsidiaries with their officers and employees and with their independent certified public accountants; provided, however, that such representative uses
                              --------  -------
reasonable efforts not to unduly interfere with or delay the reasonable operation of normal business.

  Section 7.08  Keeping Books and Records; Fiscal Year. The Borrower will
                -------------------------
maintain, and will cause each of the Property Subsidiaries to maintain, and will use its best efforts to cause each of its Subsidiaries (other than the Property Subsidiaries) to maintain proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities. The Borrower will maintain, and will cause each of its Subsidiaries to maintain, their fiscal year as a calendar year.

  Section 7.09  Compliance with Laws. The Borrower will comply, and will cause
                --------------------
each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders of any court, governmental authority or arbitrator, including, without limitation, all Environmental Laws, except where the failure to comply does not and could not have a Material Adverse Effect.

  Section 7.10  Compliance with Agreements. The Borrower will comply, and will
                --------------------------
cause each of its Subsidiaries to comply, in all material respects with all indentures, mortgages, deeds of trust and other agreements binding on it or affecting its properties or business, except where the failure to comply does not and could not have a Material Adverse Effect.

  Section 7.11  Further Assurances. The Borrower will execute and deliver, and
                ------------------
will cause each of its Subsidiaries to execute and deliver, such further documentation as may be reasonably requested by the Lender to carry out the provisions and purposes of this Agreement, the Assigned Agreements and the other Loan Documents and to preserve and perfect the Liens of the Lender in the Collateral.

  Section 7.12  ERISA. The Borrower will comply, and will cause each of its
                -----
Subsidiaries to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder which has or could have a Material Adverse Effect.

  Section 7.13 Regulations G, T, U and X. Neither the Borrower nor any Person
               -------------------------
acting on its behalf will take any action which might cause this Agreement or any of the Loan Documents to violate, and the Borrower will take all actions necessary to cause compliance with, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System and the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

  Section 7.14  Compliance With Loan Documents. The Borrower will and will cause
                ------------------------------
each of the Property Subsidiaries and each of the General Partners to

(a) make full and timely payments of the principal of and interest on the Note, the Assigned Agreements and all other amounts owed by the Borrower and any of its Subsidiaries and any of the General Partners to the Lender, whether now existing or hereafter arising, and (b) duly comply with all the terms and provisions contained in this Agreement, the Assigned Agreements and each of the other Loan Documents to which the Borrower and any of the Property Subsidiaries and each of the General Partners is a party, all at the times and places and in the manner set forth therein.

  Section 7.15  Discharge of Liens. The Borrower will take and will cause each
                ------------------
of the Property Subsidiaries and each of the General Partners to take promptly, at its own cost and expense, such action as may be necessary duly to discharge any Lien not permitted by Section 8.02.

  Section 7.16  Special Environmental Matters. The Borrower will manage and take
                -----------------------------
care of, and will cause each of the Property Subsidiaries and each of the General Partners to manage and take care of, all the asbestos containing materials located on the Properties in accordance with the practices outlined in Environmental Protection Agency Publication 560/5-85-018 (1985), Asbestos in
                                                                 -----------
Buildings, Guidance for Service and Maintenance Personnel (the "Publication").
---------------------------------------------------------       -----------
The Borrower shall provide to the Lender annually, commencing on the first anniversary date of this Agreement, a certificate executed by the President of the Borrower certifying that, to the best of his knowledge, the Borrower, each of the Property Subsidiaries and each of the General Partners have maintained the materials containing asbestos located on the Properties in accordance with the Publication. The Borrower hereby discloses to the Lender that there are materials containing non-friable asbestos located in the LaVista Apartments, as more specifically identified in that certain "Preliminary Site Assessment of LaVista Crossing Apartment Complex, DeKalb County, Tucker, Georgia", dated October 8, 1993, PSI Project Number: 241-34032, prepared for the Borrower by Professional Service Industries, Inc., C-Tech Division.

  Section 7.17  Appraisals. The Borrower shall furnish, and shall cause each of
                ----------
the Property Subsidiaries to furnish, to the Lender, as soon as available, and in any event within forty-five (45) days after the Lender's request therefor (provided, however, that in no event shall the Borrower be required to furnish
 --------  -------
or to cause any Property Subsidiary to furnish such an updated appraisal with respect to a certain Property more than once during any calendar year), an updated appraisal of all of the Properties pledged to the Lender as Collateral, which such appraisals shall be (a) addressed to the Lender, (b) in conformance with all applicable regulations promulgated pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989, (c) in form and content acceptable to the Lender and (d) dated no more than thirty (30) days prior to the Lender's receipt thereof.

  Section 7.18  Tangible Net Worth. The Borrower shall at all times maintain a
                ------------------
Tangible Net Worth in an amount not less than Seventy-Five Million and No/100 Dollars ($75,000,000.00).

  Section 7.19  Debt to Net Worth Ratio. The Borrower shall not permit the Debt
                -----------------------
to Net Worth Ratio to be greater than 1.25 to 1 during any fiscal quarter of the Borrower.

  Section 7.20  Debt Coverage Ratio. The Borrower shall not permit the Debt
                -------------------
Coverage Ratio to be less than 1.5 to 1 at the end of any fiscal quarter of the Borrower.

  Section 7.21  Prepayments Under the Assigned Agreements. The Borrower shall
                -----------------------------------------
promptly remit to the Lender in the form received all prepayments of principal and/or interest received by the Borrower under the Assigned

Agreements and shall provide to the Lender within three (3) days after any such prepayment a completed and updated Borrowing Base Report.

                                 ARTICLE VIII

                              Negative Covenants
                              ------------------

  The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or the Lender has any Commitment hereunder, the Borrower will perform and observe, or cause to be performed or observed the following negative covenants:


  Section 8.01  Debt. The Borrower will not incur, create, assume or permit to
                ----
exist, nor will the Borrower permit any of the Property Subsidiaries or any of the General Partners to incur, create, assume or permit to exist, any Debt, except:

          (a)   The Obligations;

          (b)   Existing Debt described on Schedule 3 attached hereto or in the
                                           ----------
  financial statements described in Section 6.06;

          (c) Other Debt of the types described in clauses (c), (d) and (h) of the definition thereof;

          (d) Other Debt for which the holder or creditor thereof has recourse against the Borrower, any of the Property Subsidiaries and/or any of the General Partners not exceeding One Million and No/100 Dollars ($1,000,000.00) in the aggregate outstanding at any time;

          (e) Other Debt having a maturity date of seven (7) years or longer and for which the holder or creditor thereof does not have recourse against the Borrower, any of the Property Subsidiaries or any of the General Partners; and

          (f) In the event that the Borrower must borrow money in order to make the principal and interest payment to the Lender required by the last sentence of Section 2.04, other Debt, so long as all of the proceeds of such Debt are applied solely to make such principal and interest payment, and for no other purpose.

  Section 8.02  Limitation on Liens. The Borrower will not incur, create, assume
                -------------------
or permit to exist, nor will the Borrower permit any of the Property Subsidiaries or any of the General Partners to incur, create, assume or permit to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

          (a)   Existing Liens disclosed on Schedule 5 hereto or disclosed in
                                            ----------
  the financial statements described in Section 6.06;

          (b) Permitted Exceptions (as defined in the Deeds of Trust, the Deed to Secure Debt and the mortgages and deeds of trust granted pursuant to
  Section 5.02(h);

          (c)   Liens in favor of the Lender;

          (d) Liens for taxes, assessments or other governmental charges which are not delinquent or which are being diligently contested in good faith and for which adequate reserves have been established in accordance with GAAP;

          (e) Liens of mechanics, materialmen, warehousemen, carriers or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business;

          (f) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids or contracts (other than for payment of Debt) in the ordinary course of business; and

          (g) Liens created to secure Debt permitted by Section 8.01 provided such Liens do not encumber any of the Collateral or impair or affect the Liens in the Collateral or the priority thereof required or represented by this Agreement.

  Section 8.03  Mergers, Acquisitions and Dissolutions. The Borrower will not,
                --------------------------------------
nor will the Borrower permit any of the General Partners or any of the Property Subsidiaries to, become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the assets of any Person (except in the ordinary course of the Borrower's business) or any shares or other evidence of beneficial ownership of any Person (except as permitted by Section 8.04), or dissolve or liquidate.

  Section 8.04  Loans and Investments. The Borrower will not make, nor will the
                ---------------------
Borrower permit any of the General Partners or any of the Property Subsidiaries to make, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase or own, or permit any General Partner or any Property Subsidiary to purchase or own, any stock, bonds, notes, debentures or other securities of any Person, except:

          (a) Investments in Subsidiaries of the Borrower, which Subsidiaries are owned one hundred percent (100%), directly or indirectly, by the Borrower;

          (b) Loans by the Borrower to the Property Subsidiaries which are evidenced and secured by the Assigned Agreements;

          (c) Loans and investments described on Schedule 6 hereto without any increase in the principal amount thereof or further investment therein after the date hereof;

          (d) Readily marketable direct obligations of the United States of America;

          (e) Fully insured certificates of deposit, with maturities of one year or less from the date of acquisition of any commercial bank operating in the United States having capital and surplus in excess of One Hundred Million and No/100 Dollars ($100,000,000.00);

          (f) Commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service; and

          (g) Other loans and investments not exceeding One Million and No/100 Dollars ($1,000,000.00) in the aggregate at any time outstanding.

  Section 8.05  Disposition of Assets. Except in the ordinary course of business
                ---------------------
and for fair market consideration, the Borrower will not sell, lease, assign, transfer or otherwise dispose of any of its assets, nor will the

Borrower permit any of the General Partners or any of the Property Subsidiaries to do so with any of the General Partners' or such Property Subsidiary's assets.

  Section 8.06  Nature of Business. The Borrower will not, nor will the Borrower
                ------------------
permit any of the General Partners or any of the Property Subsidiaries to, engage in any business other than the businesses in which they are engaged as of the date hereof or propose to engage in by acquiring the Additional Properties.

  Section 8.07  Compliance with Environmental Laws. The Borrower will not, nor
                ----------------------------------
will the Borrower permit any of its Subsidiaries to, (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation or disposal of any Hazardous Substance, except in compliance with Environmental Laws, (b) generate any Hazardous Substance, except in compliance with Environmental Laws, (c) conduct any activity which is likely to cause a release or threatened release of any Hazardous Substance, except in compliance with Environmental Laws, or (d) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental Law.

  Section 8.08  Amendments of Agreements and Organizational Documents. The
                -----------------------------------------------------
Borrower will not, nor will the Borrower permit any of the General Partners or any of the Property Subsidiaries to, amend, supplement or otherwise modify in any material respect, the charter, by-laws or other organizational documents of the Borrower, any of the General Partners or any of the Property Subsidiaries.

  Section 8.09  Transactions with Affiliates. The Borrower will not, nor will
                ----------------------------
the Borrower permit any of the General Partners or any of the Property Subsidiaries to, enter into, cause, suffer or permit to exist, any transactions, including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service, with any Affiliate of the Borrower or any of the General Partners or any of the Property Subsidiaries on terms that are less favorable to the Borrower, any of the General Partners or such Property Subsidiary, as the case may be, other than those that would be obtainable at the time from any Person that is not such an Affiliate of the Borrower, any of the General Partners or such Property Subsidiary.

                                  ARTICLE IX

                                    Default
                                    -------



  Section 9.01  Events of Default. Each of the following shall be deemed an
                -----------------
"Event of Default":
 ----------------

          (a)   The failure of the Borrower to pay:

                (i) Any installment of principal and/or interest when due under the Note, unless such failure to pay interest is cured within ten (10) days;

                (ii) The entire outstanding principal of the Note, together with interest thereon, when due, whether at original maturity, upon acceleration or otherwise; or

                (iii) Any other amount payable under any of the other Loan Documents to which the Borrower is a party or any supplement, modification or extension thereof, unless such failure is cured within ten (10) days after written notice from the Lender to the Borrower.

          (b) Any direct or indirect, voluntary or involuntary, mortgage, pledge, hypothecation, encumbrance, sale, lease, assignment or other transfer of the Collateral or any portion thereof or interest therein made or suffered by any of the General Partners, any of the Property Subsidiaries or the Borrower, unless made with the prior written consent of the Lender or expressly permitted by the terms of this Agreement or any of the other Loan Documents.

          (c) Any representation, warranty or statement made by the Borrower, any of the General Partners, any Property Subsidiary or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice or financial statement furnished at any time in connection with this Agreement or any of the Assigned Agreements shall be breached or shall prove to be untrue in any material respect on the date as of which the same was made, which breach or untruth remains uncured for thirty
  (30) days after written notice thereof from the Lender to the Borrower.

          (d)   There occurs a Change of Control.

          (e) There occurs an event of default or a default which continues beyond the applicable grace or notice period, if any, under any of the Assigned Agreements or any of the other Loan Documents.

          (f) The Borrower or any Obligated Party shall fail to perform, observe or comply with any covenant, agreement or term contained in Section 7.03, 7.05, 7.06, 7.18, 7.19, 7.20, 7.21 or 7.22 or Article VIII of this
  Agreement;

          (g) The Borrower, any General Partner, any Property Subsidiary or any Obligated Party shall default in the due performance or observance of any term, covenant or agreement on the Borrower's, any General Partner's, such Property Subsidiary's or such Obligated Party's part to be performed or observed pursuant to any of the provisions of this Agreement, the Note, any of the Assigned Agreements or any of the other Loan Documents (other than those referred in Sections 9.01(a) through (f) hereof) and such default shall continue for a period of thirty (30) days after written notice thereof from the Lender to the Borrower, any General Partner, such Property Subsidiary or such Obligated Party, as applicable; provided, however, that if the curing of
                                       --------  -------
  such default cannot be accomplished within said period of time, and if the Borrower, such General Partner, such Property Subsidiary or such Obligated Party commences to cure such default promptly after receipt of notice thereof from the Lender, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended to a period of time (not to exceed an additional sixty (60) days in the aggregate) necessary to cure such default with reasonable diligence.

          (h) The Borrower, any General Partner, any Property Subsidiary or any Obligated Party shall suspend or discontinue its or his business, or shall make an assignment for the benefit of creditors or a composition with creditors, shall be unable or admit in writing its or his inability to pay its or his debts as they mature, shall file a petition in bankruptcy, shall become insolvent (howsoever such insolvency may be evidenced), shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for the appointment of any receiver, liquidator or trustee of or for it or him or any substantial part of its or his property or assets, shall commence any proceedings under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there shall be commenced against the Borrower, any General Partner, any Property Subsidiary or any Obligated Party any such proceeding which shall remain undismissed for a period of sixty (60) days or more, or any order, judgment or decree approving the petition in any such proceeding shall be entered; or the Borrower, any General Partner, any Property Subsidiary or any Obligated Party shall by any act or failure to act indicate its or his consent to, approval of or acquiescence in, any such proceeding or in the appointment of any receiver, liquidator or trustee of or for it or him or any substantial part of its or his property or assets, or shall suffer any such appointment to continue undischarged or unstayed for a period of sixty (60) days or more; or the Borrower, any General Partner, any Property Subsidiary or any Obligated Party shall take any action for the purpose of effecting any of the foregoing.

          (i) The Borrower, any of the Property Subsidiaries, any General Partner, or any Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration or similar proceeding or proceedings involving an aggregate amount in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) against any of its assets or properties.

          (j) A final judgment or judgments for the payment of money in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) in the aggregate shall be rendered by a court or courts against the Borrower, any of the Property Subsidiaries, any General Partner, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge) or a stay of execution thereof shall not be procured within thirty
  (30) days from the date of entry thereof and the Borrower, the relevant Property Subsidiaries, the relevant General Partner or Obligated Party, as applicable, shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

          (k) The Borrower, any of its Subsidiaries or any Obligated Party shall fail to pay when due (and all applicable grace and notice periods with respect thereto shall have expired) any principal of or interest on any Debt (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice of lapse of time, or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment, and any such failure to pay, acceleration or prepayment could have a Material Adverse Effect.

          (l) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, any of its Subsidiaries, any Obligated Party or any of their respective shareholders, or any Lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and Lien upon any of the Collateral purported to be covered thereby.

          (m) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan;

  (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under
  Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of the Lender subject the Borrower to any tax, penalty or other liability to a Plan, a Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which could have a Material Adverse Effect.

          (n) The Borrower, any of its Subsidiaries or any Obligated Party, or any of their properties, revenues or assets, shall become the subject of an order of forfeiture, seizure or divestiture (whether under RICO or otherwise) and the same shall not have been discharged within thirty (30) days from the date of entry thereof [and such forfeiture, seizure or divestiture could have a Material Adverse Effect.

  Section 9.02  Remedies Upon Default. Upon the occurrence of an Event of
                ---------------------
Default, the Lender may without notice terminate the Commitment to lend hereunder and declare the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an Event of Default under Section 10.01(h), the Commitment of the Lender to lend hereunder shall automatically terminate, and the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

  Section 9.03  Suits for Enforcement. In case any one or more Events of Default
                ---------------------
shall occur and be continuing, the Lender may proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein, in the other Loan Documents or in any document or instrument delivered in connection with or pursuant to this Agreement or the other Loan Documents or to enforce the payment of the Note or any other legal or equitable right or remedy.

  Section 9.04  Rights and Remedies Cumulative. No right or remedy herein
                ------------------------------
conferred upon the Lender is intended to be exclusive of any other right or remedy contained herein or in the other Loan Documents or in any instrument or document delivered in connection with or pursuant to this Agreement or the other Loan Documents, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

  Section 9.05  Rights and Remedies Not Waived. No course of dealing between the
                ------------------------------
Borrower and the Lender or any failure or delay on the part of the Lender in exercising any rights or remedies hereunder or otherwise shall operate as a waiver of any rights or remedies of the Lender and no single or partial exercise of any rights or remedies hereunder or otherwise shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or otherwise.

  Section 9.06   Expenditures. Any sums reasonably spent by the Lender pursuant
                 ------------
to the exercise of any right provided herein shall become part of the Obligations and shall bear interest at the Default Rate from the date spent until the date repaid by the Borrower.

  Section 9.07   Performance by the Lender. Should any covenant, duty or
                 -------------------------
agreement of the Borrower fail to be performed in all material respects in accordance with the terms of the Loan Documents, the Lender may, at the Lender's option, perform, or attempt to perform, such covenant, duty or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Lender, promptly pay any reasonable amount expended by the Lender in such performance or attempted performance to the Lender together with interest thereon at the Default Rate from the date of such expenditure by the Lender until paid. Notwithstanding the foregoing, it is expressly understood that the Lender does not assume, nor shall the Lender have, except by express written consent of the Lender, any obligation to perform any duties of the Borrower hereunder.

  Section 9.08   The Lender Not in Control. None of the covenants or other
                 -------------------------
provisions contained in this Agreement shall, or shall be deemed to, give the Lender the rights or power to exercise control over the affairs and/or management of the Borrower, the power of the Lender being limited to the rights to exercise the remedies provided for herein; provided, however, that if the Lender becomes the owner of any voting stock, or other equity interest in, any Person whether through foreclosure or otherwise, the Lender shall be entitled to exercise such legal rights as it may have by being an owner of such voting stock, or other equity interest in, such Person.


                                   ARTICLE X

                                 Miscellaneous
                                 -------------

  Section 10.01  Expenses of the Lender. The Borrower hereby agrees to pay the
                 ----------------------
Lender on demand: (a) all reasonable costs and expenses incurred by the Lender in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of the Lender's legal counsel, (b) all reasonable costs and expenses incurred by the Lender in connection with the enforcement of this Agreement or any other Loan Document, including, without limitation, the reasonable fees and expenses of the Lender's legal counsel, and
(c) all other reasonable costs and expenses incurred by the Lender in connection with this Agreement or any other Loan Document, including, without limitation, all costs, expenses, taxes, assessments, filing fees and other charges levied by a governmental authority or otherwise payable in respect of this Agreement or any other Loan Document or in obtaining any mortgagee title insurance commitment or policy, survey, environmental assessment, collateral audit or appraisal in respect of the Collateral.

  Section 10.02  Indemnification. The Borrower hereby indemnifies the Lender,
                 ---------------
each of the Participants and each Affiliate thereof and their respective officers, directors, employees, attorneys and agents from, and holds each of them harmless against, any and all losses, liabilities, claims, damages, penalties, judgments, costs and expenses (including attorneys' fees) to which any of them may become subject which directly or indirectly arise from or relate to (a) the negotiation, execution, delivery, performance, administration or enforcement of any of the Loan Documents, (b) any of the transactions contemplated by the Loan Documents, (c) any breach by the Borrower of any representation, warranty, covenant or other agreement contained in any of the Loan Documents, (d) the presence, release, threatened release, disposal, removal or cleanup of any Hazardous Substance located on, about, within or affecting any of the properties or assets of the Borrower or any of its Subsidiaries, or (e) any investigation, litigation or other proceeding, including, without limitation, any threatened investigation, litigation or other proceeding relating to any of the foregoing; provided, however, that no Person
                                             --------  -------
to be indemnified under this Section shall be indemnified from or held harmless against any losses, liabilities, claims, damages, penalties, judgments, costs and expenses (including attorneys' fees) arising out of or resulting from the gross negligence or willful misconduct of the Person to be indemnified. Without limiting any provision of this Agreement or of any other Loan Document, it is the express intention of the parties hereto that no Person to be indemnified under this Section shall be indemnified from and held harmless against any and all losses, liabilities, claims, damages, penalties, judgments, costs and expenses (including attorneys' fees) arising out of or resulting from the sole or contributory negligence of the Person to be indemnified. The obligations of the Borrower under this Section shall survive the repayment of the Obligations and the termination of this Agreement. THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS SECTION, IN THE OTHER PROVISIONS OF THIS AGREEMENT AND IN ALL OF THE OTHER LOAN DOCUMENTS SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL NOT BE IMPAIRED OR NULLIFIED BY THE FACT THAT THE CLAIMS TO WHICH SAID INDEMNIFICATION OBLIGATIONS RELATE ARE CAUSED, EITHER TOTALLY OR IN PART, BY THE ACTIONS OR OMISSIONS, NEGLIGENT OR OTHERWISE, OF THE PERSON OR ENTITY ENTITLED TO THE INDEMNIFICATION DESCRIBED HEREIN.

  Section 10.03  Modification and Waiver. No modification, amendment or waiver
                 -----------------------
of any provision of this Agreement, the other Loan Documents or any other documents executed in connection herewith or therewith and no consent by the Lender to any departure therefrom by the Borrower shall be effective unless such modification, amendment, waiver or consent shall be in writing and signed by the Lender and, other than in the case of a modification or amendment of any agreement to which the Borrower is not a party, by an authorized officer of the Borrower, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

  Section 10.04  No Duty. All attorneys, accountants, appraisers and other
                 -------
professional Persons and consultants retained by the Lender shall have the right to act exclusively in the interest of the Lender and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's holders of beneficial interests or any other Person.

  Section 10.05  The Lender Not Fiduciary. The relationship among the Borrower
                 ------------------------
and the Lender is solely that of debtor and creditor, and the Lender has no fiduciary or other special relationship with the Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship among the Borrower and the Lender to be other than that of debtor and creditor.

  Section 10.06  Equitable Relief. The Borrower recognizes that in the event the
                 ----------------
Borrower fails to pay, perform, observe or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Lender. The Borrower therefore agrees that the Lender, if the Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case in accordance with applicable law.

  Section 10.07  Successors and Assigns. This Agreement is binding upon and
                 ----------------------
shall inure to the benefit of the Lender and the Borrower and their successors and assigns, except that the Borrower may not assign or transfer any of the Borrower's rights or obligations under this Agreement without the prior written consent of the Lender.

  Section 10.08  Survival and Restatement of Representations and Warranties. All
                 ----------------------------------------------------------
representations and warranties made in this Agreement or any other Loan Document or in any document, statement or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by the Lender or any closing shall affect the representations and warranties or the right of the Lender and the Participants to rely upon them. The delivery of each statement, report and certificate to the Lender pursuant to this Agreement and each request by the Borrower for an Advance hereunder (whether by an Advance Request Form or otherwise) shall by virtue of such delivery or request alone constitute a restatement of the representations and warranties contained in Article VI hereof on and as of the date of delivery or the date requested for the Advance, except that the representations and warranties contained in Sections 6.06, 6.07 and
6.08 shall in each instance be deemed to be made with respect to the financial statements, operating statements and rent tolls then most recently furnished to the Lender pursuant to Sections 6.06, 6.07 and 6.07 or 7.02, as the case may be. Each such delivery or request shall also constitute a representation and warranty at the time of said delivery or on the date requested for the Advance that no Default or Event of Default has occurred and is continuing.

  Section 10.09  Entire Agreement. This Agreement, the Note and the other Loan
                 ----------------
Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties thereto.

  Section 10.10  Notices. All notices, requests, demands, consents or other
                 -------
communications given hereunder or in connection herewith shall be in writing, shall be sent by registered or certified mail, return receipt requested, postage prepaid, or by hand delivery or expedited delivery service, delivery charges prepaid and with acknowledged receipt of delivery, shall be deemed given on the date of acceptance or refusal of acceptance shown on such receipt, and shall be addressed to the party to receive such notice at the following applicable address:

  If to the Borrower, to:

     EastGroup Properties
     ATTN:  Mr. David H. Hoster II
     188 East Capitol Street
     3rd Floor, One Jackson Place
     Jackson, Mississippi   39201

     With a copy by ordinary first class mail to:

     Forman, Perry, Watkins & Krutz
     ATTN:  Steven M. Hendrix, Esq.
     188 East Capitol Street
     12th Floor, One Jackson Place

         Jackson, Mississippi   39201

  If to the Lender, to:


         Deposit Guaranty National Bank
  ATTN:  Kenneth E. Farmer, Vice President
                Real Estate Department
         188 East Capitol Street
         2nd Floor, One Jackson Place
         Jackson, Mississippi   39201

  With a copy by ordinary first class mail to:

         Butler, Snow, O'Mara, Stevens & Cannada
         ATTN:  Don B. Cannada, Esq.
         17th Floor, Deposit Guaranty Plaza
         Post Office Box 22567
         Jackson, Mississippi 39225-2567


Any party may, by notice given as aforesaid, change its address for all subsequent notices. Each notice by or on behalf of any party herein named shall be deemed sufficient if signed by any one of such party's officers or by such party's counsel and if otherwise given or made in compliance with this Section.

  Section 10.11  Applicable Laws; Venue; Service of Process; Submission to
                 ---------------------------------------------------------
Jurisdiction. This Agreement and each of the other Loan Documents shall be
------------
interpreted, construed, applied and enforced in accordance with the laws of the State of Mississippi, regardless of (a) where any such instrument is executed or delivered, (b) where any payment or other performance required by such instrument is made or required to be made, (c) where any breach of any provision of any such instrument occurs or any cause of action otherwise accrues, (d) where any action or other proceeding is instituted or pending, (e) the nationality, citizenship, domicile, principal place of business, jurisdiction of organization or domestication of any party, (f) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State of Mississippi, or (g) any combination of the foregoing. Notwithstanding the foregoing, the laws of the jurisdiction where any of the Collateral is situated or otherwise has a situs will apply to the perfection, disposition and realization upon the Collateral. The parties hereto hereby irrevocably consent
(i) to the jurisdiction of the Courts of the State of Mississippi, County of Hinds, and of any Federal Court located in the Southern District of Mississippi, and agree that venue in each of such Courts is proper in connection with any action or proceeding arising out of or relating to this Agreement, the other Loan Documents or any document or instrument delivered pursuant to this Agreement or the other Loan Documents, and (ii) to the service of process by certified mail, return receipt requested. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any party in any other jurisdiction.

  Section 10.12  Counterparts. This Agreement may be executed in one or more
                 ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  Section 10.13  Severability. Any provision of this Agreement held by a court
                 ------------
of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

  Section 10.14  Headings. The headings, captions and arrangements used in this
                 --------
Agreement are for convenience only and shall not affect the interpretation of this Agreement.

  Section 10.15  Capital Adequacy.  If after the date hereof, the Lender or any
                 ----------------
Participant shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender or such Participant with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's or such Participant's capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which the Lender or such Participant could have achieved but for such adoption, change or compliance (taking into consideration the Lender's or such Participant's policies with respect to capital adequacy) by an amount deemed by the Lender or such Participant to be material, then from time to time, within ten (10) Business Days after demand by the Lender or such Participant, the Borrower shall pay to the Lender or such Participant such additional amount or amounts as will compensate the Lender or such Participant for such reduction. A certificate of the Lender or any Participant claiming compensation under this Section and setting forth the additional amount or amounts to be paid to the Lender or such Participant hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, the Lender and each Participant may use any reasonable averaging and attribution methods.

  Section 10.16  Construction. The Borrower and the Lender acknowledge that each
                 ------------
of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Borrower and the Lender.

  Section 10.17  Confidentiality. The Lender and each Participant is hereby
                 ---------------
authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Borrower or any of its Subsidiaries that may be furnished to it hereunder or otherwise to any attorney or auditor thereof, to any regulatory body or agency having jurisdiction over the Lender or Participant or to any Person which shall, or shall have any right or obligation to, succeed to all or any part of the interest of the Lender in, this Agreement, the other Loan Documents and any security herein or therein provided for or otherwise securing the Note. Except as provided above, the Lender agrees that from the date hereof, the Lender will not, without the prior written consent of the Borrower, submit or disclose to or file with any Person other than a Participant, any confidential or non-public information relating to the Borrower, except where disclosure may be required by law.

  Section 10.18  Loss, Theft, Etc. of Note. Upon receipt by the Borrower of (a)
                 -------------------------
an affidavit of an authorized officer of the Lender setting forth the fact of loss, theft or destruction of the Note and of its ownership of the Note at the time of such loss, theft or destruction or (b) a mutilated Note, such affidavit or mutilated Note shall be accepted as satisfactory evidence thereof and no further evidence shall be required as a condition to the execution and deliver of a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note without expense to the Lender; provided,
                                                                   --------
however, that the Lender agrees in writing to indemnify the Borrower on terms
-------
reasonably acceptable to the Borrower.

  Section 10.19  Usury Limitation. All agreements between the parties hereto
                 ----------------
contained herein are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Note, or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the principal amount evidenced by the Note and secured by the Loan Documents exceed the maximum permissible under applicable law the benefit of which may be asserted by the Borrower as a defense, and if, from any circumstance whatsoever fulfillment of any provision of this Agreement, the Note or any of the other Loan Documents, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, or if from any circumstances the Lender should ever receive as interest under this Agreement, the Note or any of the other Loan Documents such as excessive amount, then, ipso facto, the amount which would be excessive
                                ----------
shall be applied to the reduction of the principal balance as evidenced by the Note and secured by the other Loan Documents and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and the Lender.

  Section 10.20  WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY
                 --------------------
APPLICABLE LAW, THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

  Section 10.21  Liability of Trustees, Etc. No trustee, beneficiary or officer
                 --------------------------
of the Borrower shall have personal liability, directly or indirectly, under this Agreement, the Note or any other Loan Document, or under any certification, representation or other instrument delivered in connection herewith, and the Lender shall have recourse hereunder only against the Borrower (excluding its trustees, beneficiaries and officers), against the Collateral, against such additional security as may be furnished by or on behalf of the Borrower in connection herewith and against any and all other assets of the Borrower.

  Section 10.22  Prior Loan Agreement. This Agreement amends, modifies, restates
                 --------------------
and replaces in its entirety the Prior Loan Agreement, and is not intended to be, and is not, a novation thereof.

                                  ARTICLE XI

                      Participations; Sales And Transfers
                      -----------------------------------


  Section 11.01  Participants.
                 ------------

     (a) The Lender may grant participations to other persons and financial institutions of the Lender's choosing in all or any portion of its rights and/or obligations hereunder, under the Lender's Commitment and the Advances. The Lender shall not be relieved of any of its obligations hereunder as a result of the granting of any participation. The Borrower hereby acknowledges and agrees that the Participant may rely on any opinions, certificates or other instruments delivered under or in connection with this Agreement or the other Loan Documents.

     (b) The Lender may furnish to Participants (including, without limitation, prospective Participants and Assignees) any information concerning the Borrower or any of its Subsidiaries received by the Lender from time to time pursuant to this Agreement; provided, however, that each Participant to whom
                              --------  -------
  any such information is delivered shall agree not to use or to disclose to any other Person such information except as provided in Section 10.17.

  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                       - BORROWER -
                                         --------

                                       EASTGROUP PROPERTIES


                                       By:
                                          ---------------------------------
                                          David H. Hoster II,
                                          Its President


                                       By:
                                          ---------------------------------
                                          N. Keith McKey,
                                          Its Chief Financial Officer

                                       - LENDER -
                                         ------

                                       DEPOSIT GUARANTY NATIONAL BANK


                                       By:
                                          ---------------------------------
                                          Kenneth E. Farmer,
                                          Its Vice President

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